EXECUTION COPY

MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT (Series 2013-G1)
Dated as of November 25, 2013
among
HERTZ VEHICLE FINANCING LLC
as Lessor,
THE HERTZ CORPORATION
as a Lessee, Servicer and Guarantor,
DTG OPERATIONS, INC.,
as a Lessee,
and
those Permitted Lessees from time to time becoming Lessees hereunder

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Table of Contents
(continued)

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Table of Contents
(continued)

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MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT (Series 2013-G1)
This Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1) (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”), dated as of November 25, 2013, by and among:
HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), as lessor (in such capacity, the “Lessor”);
THE HERTZ CORPORATION, a Delaware corporation, as a lessee, as servicer (in such capacity as servicer, the “Servicer”) and as guarantor (in such capacity, the “Guarantor”); and
DTG OPERATIONS, INC., an Oklahoma corporation (“DTG”), as a lessee; and
those various Permitted Lessees (as defined herein) from time to time becoming Lessees hereunder pursuant to Section 12 hereof (each, an “Additional Lessee”), as lessees (Hertz, DTG and the Additional Lessees, in their capacities as lessees, each a “Lessee” and, collectively, the “Lessees”).
RECITALS
WHEREAS, the Lessor has purchased or will purchase automobiles, vans and light-duty trucks from Hertz General Interest LLC (“HGI”) or another affiliate of Hertz pursuant to the Purchase Agreement and from various other parties on arm’s-length terms pursuant to one or more other motor vehicle purchase agreements or otherwise, in each case, that the Lessor determines shall be leased hereunder;
WHEREAS, the Lessor desires to lease to each Lessee and each Lessee desires to lease from the Lessor certain Lease Vehicles for use in connection with the business of such Lessee, including use by such Lessee’s employees, directors, officers, representatives, agents and other business associates in their personal or professional capacities;
WHEREAS, the Lessor and each Lessee desire the Servicer to perform various servicing functions with respect to the Lease Vehicles, and the Servicer desires to perform such functions, in accordance with the terms hereof;
WHEREAS, the Lessor desires the Guarantor to guarantee various obligations of the Lessees hereunder, and the Guarantor desires to so guarantee such obligations, in accordance with the terms hereof;
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT

1.DEFINITIONS AND CONSTRUCTION
1.1.    DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Series 2013-G1 Supplement.
1.2.    CONSTRUCTION. In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;
(i)    as used in this Agreement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise;
(j)    as used in this Agreement, the term (and each defined term including the term) “rental”, when used in the context of customer rentals, daily car rental businesses, normal daily rental operations and daily motor vehicle rental industries is intended by each party hereto to include car sharing businesses, operations and platforms; and

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(k)    unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.
2.    NATURE OF AGREEMENT. (a) Each Lessee and the Lessor intend that this Agreement is a lease and that the relationship between the Lessor and such Lessee pursuant hereto shall always be only that of lessor and lessee, and each Lessee hereby declares, acknowledges and agrees that the Lessor is the owner of the Lease Vehicles, and legal title to the Lease Vehicles is either held by the Lessor directly or through the Nominee pursuant to the Nominee Agreement or, on any date on or after the RCFC Nominee Trigger Date, RCFC pursuant to the RCFC Nominee Agreement.  No Lessee shall acquire by virtue of this Agreement any right, equity, title or interest in or to any Lease Vehicles, except the leasehold interest and option to purchase established by this Agreement.  The parties agree that this Agreement is a “true lease” and agree to treat the leasehold interest established by this Agreement as a lease for all purposes, including accounting, regulatory and otherwise, except it will be disregarded for tax purposes to the extent the Lessor and one or more Lessees are treated as the same taxpayer under the Code or under applicable state tax laws.
(b)    GRANT OF SECURITY INTEREST. If, notwithstanding the intent of the parties to this Agreement, the leasehold interest established by this Agreement is deemed by any court, tribunal, arbitrator or other adjudicative authority (each, a “Court”) in any proceeding, including any proceeding under any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar law affecting creditors’ rights to constitute a financing arrangement or otherwise not to constitute a “true lease” with respect to the Lease Vehicles, then it is the intention of the parties that this Agreement together with the Collateral Agency Agreement, as such agreements apply to the Lease Vehicles, shall constitute a security agreement under applicable law (and such Lease Vehicles shall be deemed to be Pledged Master Collateral).  Each Lessee hereby acknowledges that it has granted to the Collateral Agent, pursuant to the Collateral Agency Agreement, for the benefit of the Trustee, a first priority security interest in all of such Lessee’s right, title and interest in and to its Pledged Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of such Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof).
2.1.    Lease of Vehicles.
(a)    Agreement to Lease. From time to time, subject to the terms and provisions hereof (including satisfaction of the conditions precedent set forth in Section 2.1(b)), the Lessor agrees to lease to each Lessee, and each Lessee agrees to lease from the Lessor those certain Lease Vehicles identified on Lease Vehicle Acquisition Schedules and Intra-Lease Lessee

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Transfer Schedules produced from time to time by or on behalf of such Lessee pursuant to Sections 2.1(c) and 2.2(b), respectively.
(b)    Conditions Precedent to Lease of Leased Vehicles. The agreement of the Lessor to commence leasing any Lease Vehicle to any Lessee hereunder is subject to the following conditions precedent being satisfied on or prior to the Vehicle Operating Lease Commencement Date for such Lease Vehicle:
(i)    No Default. No Potential Operating Lease Event of Default or Operating Lease Event of Default shall have occurred and be continuing on the Vehicle Operating Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder;
(ii)    Funding. HVF shall have sufficient available funds constituting Series 2013-G1 Collateral available under the Series 2013-G1 Supplement or otherwise to purchase such Lease Vehicle;
(iii)    Representations and Warranties. The representations and warranties contained in Section 7 are true and correct in all material respects (unless any such representation or warranty contains a materiality limitation by its terms, in which case such representation or warranty shall be true and correct) as of such date (unless any such representation or warranty by its terms makes reference to a specific date, in which case, such representation or warranty shall be true and correct for such specific date); and
(iv)    Eligible Vehicle. Such Lease Vehicle is a Series 2013-G1 Eligible Vehicle.
(c)    Lease Vehicle Acquisition Schedules. From time to time, each Lessee shall deliver or cause to be delivered to the Lessor one or more schedules identifying the vehicles such Lessee desires to lease from the Lessor hereunder, which schedules shall include the Basic Lease Vehicle Information (each such schedule, a “Lease Vehicle Acquisition Schedule”). Each Lessee hereby agrees that each such delivery of a Lease Vehicle Acquisition Schedule shall be deemed hereunder to constitute a representation and warranty by such Lessee, to and in favor of the Lessor, that each condition precedent to the leasing of the Lease Vehicles identified in such Lease Vehicle Acquisition Schedule has been or will be satisfied as of the date of such delivery.
(d)    Lease Vehicle Acceptance or Nonconforming Lease Vehicle Rejection. With respect to any vehicle identified on a Lease Vehicle Acquisition Schedule and made available for lease by the Lessor to any Lessee, such Lessee shall have the right to inspect such vehicle within five (5) calendar days of receipt (the “Inspection Period”) of such vehicle and either accept or, if such vehicle is a Nonconforming Lease Vehicle, reject such vehicle; provided that, such Lessee shall be deemed to have accepted such vehicle as a Lease Vehicle unless it has notified the Lessor in writing that such vehicle is a Nonconforming Lease Vehicle during the Inspection Period (the delivery date of such written notice, the “Rejection Date”). If such Lessee timely notifies the Lessor that such vehicle is a Nonconforming Lease Vehicle (such Nonconforming Lease Vehicle with respect to which such Lessee has so notified the Lessor, a “Rejected

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Vehicle”), then the Lessor shall either (i) promptly lease such Rejected Vehicle to another Lessee or to an Alternative Lease Lessee pursuant to Section 2.2 or (ii) cause the Servicer to dispose of such Rejected Vehicle (including by returning such Rejected Vehicle to the seller thereof) in accordance with Section 6.1.
2.2.    Certain Transfers.
(a)    Inter-Lease Transfers. From time to time, a particular Lessee (a “Reallocating Lessee”) may desire to cease leasing a Lease Vehicle hereunder and an Alternative Lease Lessee may desire to commence leasing such Lease Vehicle pursuant to another Segregated Series Lease. With respect to any Lease Vehicle, upon delivery by such Reallocating Lessee to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Reallocating Lessee to such Alternative Lease Lessee (such notice, an “Inter-Lease Reallocation Schedule”) and upon satisfaction of each condition set forth in clauses (i) and (ii) below with respect to such Lease Vehicle, such Lease Vehicle identified in such Inter-Lease Reallocation Schedule (such Lease Vehicle, a “Reallocated Vehicle”) shall cease to be leased by such Reallocating Lessee and shall contemporaneously commence being leased to such Alternative Lease Lessee pursuant to another Segregated Series Lease, and each Reallocating Lessee agrees that upon such a transfer of such Lease Vehicle from such Lessee to an Alternative Lease Lessee (each such transfer, an “Inter-Lease Vehicle Reallocation”), such Reallocating Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Inter-Lease Reallocation Schedule may be delivered electronically (including by e-mail, file transfer protocol or otherwise) and may be delivered directly by the applicable Reallocating Lessee or on its behalf by any agent or designee of such Reallocating Lessee. Each Inter-Lease Vehicle Reallocation shall be subject to the satisfaction of each of the following conditions as of the effective date of such Inter-Lease Vehicle Reallocation (the first date on which each such condition precedent shall have been satisfied, the “Inter-Lease Vehicle Reallocation Effective Date”):
(i)    an amount equal to the Net Book Value of such Lease Vehicle as of the later of (A) the first day of the calendar month in which such Inter-Lease Vehicle Reallocation Effective Date occurred and (B) the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle minus the Final Base Rent for such Lease Vehicle as of such Inter-Lease Vehicle Reallocation Effective Date, shall have been deposited in the Series 2013-G1 Collection Account; and
(ii)    each condition precedent to the lease of such Lease Vehicle under the Segregated Series Lease pursuant to which such Lease Vehicle will be leased immediately following such Inter-Lease Vehicle Reallocation shall have been satisfied.
(b)    Intra-Lease Transfers. From time to time, a particular Lessee (the “Transferor Lessee”) may desire to cease leasing a Lease Vehicle hereunder and another Lessee (the “Transferee Lessee”) may desire to commence leasing such Lease Vehicle hereunder. Upon delivery by such Lessees to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Transferor Lessee to such Transferee Lessee (such notice, an “Intra-Lease Lessee Transfer Schedule”), each Lease Vehicle identified in such Intra-Lease

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Lessee Transfer Schedule shall cease to be leased by the Transferor Lessee and shall contemporaneously commence being leased to the Transferee Lessee. Each Lessee agrees that upon such a transfer of any Lease Vehicle from one Lessee to another Lessee pursuant to this Agreement, such Transferor Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Intra-Lease Lessee Transfer Schedule may be delivered electronically and may be delivered directly by either the applicable Transferor Lessee or the applicable Transferee Lessee or on behalf of either such party by any agent or designee of such party.
2.3.    Lessee’s Right to Purchase Lease Vehicles. Each Lessee shall have the option, exercisable with respect to any Lease Vehicle leased by such Lessee hereunder during such Lease Vehicle’s Vehicle Term, to purchase such Lease Vehicle for an amount equal to the greater of (i) the Net Book Value of such Lease Vehicle or (ii) the Market Value of such Lease Vehicle, in each case, as of the date such amount shall be deposited in the Series 2013-G1 Collection Account (the greater of such amounts being referred to as the “Lease Vehicle Buyout Price”). In addition, no Lessee shall be permitted to purchase any Leased Vehicle leased by it from the Lessor pursuant to the Purchase Agreement.
2.4.    Return. (a) Lessee Right to Return. Any Lessee may return any Lease Vehicle (other than any Lease Vehicle that has experienced a Casualty or become an Ineligible Vehicle) then leased by such Lessee at any time prior to such Lease Vehicle’s Maximum Lease Termination Date to the Servicer at the location for such Lease Vehicle’s return reasonably specified by the Servicer; provided that, for the avoidance of doubt, the Vehicle Term for such Lease Vehicle will continue until the Vehicle Operating Lease Expiration Date thereof, notwithstanding the prior return of such Lease Vehicle pursuant to this Section 2.4(a).
(b)    Lessee Obligation to Return. Each Lessee shall return each Lease Vehicle leased by such Lessee on or prior to such Lease Vehicle’s Maximum Lease Termination Date to the Servicer at the location for such Lease Vehicle’s return reasonably specified by the Servicer (taking into account transportation costs and expected realizable disposition proceeds).
2.5.    Redesignation of Vehicles.
(a)    Mandatory Series 2013-G1 Program Vehicle to Series 2013-G1 Non-Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle leased by any Lessee hereunder as of any date of determination, the Lessor shall on the date specified in Section 2.5(d) redesignate such Lease Vehicle as a Series 2013-G1 Non-Program Vehicle, if:
(i)    a Series 2013-G1 Manufacturer Event of Default is continuing with respect to the Manufacturer of such Lease Vehicle as of such date, or
(ii)    as of any such date occurring after the Minimum Program Term End Date with respect to such Lease Vehicle, such Lease Vehicle were returned as of such date pursuant to the terms of the Series 2013-G1 Manufacturer Program with respect to such Lease Vehicle, the Series 2013-G1 Manufacturer of such Lease Vehicle would not be obligated to pay a repurchase price for such Lease Vehicle, or guarantee the disposition proceeds to be received for such Vehicle, in each case in an amount at least equal to (1) the Net Book Value of such Lease Vehicle, as of such date, minus (2) the Final Base Rent that would be payable in respect of such Lease Vehicle, assuming that such date were the Disposition Date for such Lease Vehicle, minus (3) the Series 2013-G1 Excess Mileage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (4) the Series 2013-G1 Excess Damage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (5) the Pre-VOLCD Program Vehicle Depreciation Amount paid or payable with respect to such Lease Vehicle, as of such date, minus (6) the Program Vehicle Depreciation Assumption True-Up Amount paid or payable with respect to such Lease Vehicle, as of such date.
(b)    Optional Series 2013-G1 Program Vehicle to Series 2013-G1 Non-Program Vehicle Redesignations. In addition to Section 2.5(a) and without limitation thereto, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle leased by any Lessee hereunder as of any date of determination, such Lessee may redesignate such Lease Vehicle as a Series 2013-G1 Non-Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee shall not redesignate any Series 2013-G1 Program Vehicle as a Series 2013-G1 Non-Program Vehicle pursuant to this Section 2.5(b) if, after giving effect to such redesignation, an HVF II Group I Aggregate Asset Amount Deficiency would exist, unless such redesignation would decrease the amount of such HVF II Group I Aggregate Asset Amount Deficiency.
(c)    Series 2013-G1 Non-Program Vehicle to Series 2013-G1 Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Series 2013-G1 Non-Program Vehicle leased by any Lessee hereunder as of any date of determination, if such Lease Vehicle was previously designated as a Series 2013-G1 Program Vehicle, then such Lessee may redesignate such Lease Vehicle as a Series 2013-G1 Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee may not redesignate any such Lease Vehicle as a Series 2013-G1 Program Vehicle if such Lease Vehicle would then be required to be redesignated as a Series 2013-G1 Non-Program Vehicle pursuant to Section 2.5(a) after designating such Lease Vehicle as a Series 2013-G1 Program Vehicle.
(d)    Timing of Redesignations. With respect to any redesignation to be effected pursuant to Section 2.5(a), such redesignation shall occur as of the first calendar day of the calendar month following the date on which the applicable event or condition described in Section 2.5(a)(i) or (ii) occurs. With respect to any redesignation to be effected pursuant to Section 2.5(b) or 2.5(c), such redesignation shall occur as of the first calendar day of the calendar month immediately following the calendar month of the date written notice was delivered by the applicable Lessee of such redesignation.
(e)    Series 2013-G1 Program Vehicle to Series 2013-G1 Non-Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Series 2013-G1 Non-Program Vehicle pursuant to Section 2.5(a) or Section 2.5(b), the Lessee of such Lease Vehicle as of the close of business on the date of such redesignation shall pay to the Lessor on the Payment Date following the effective date of such redesignation, as determined in accordance with Section 2.5(d), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle over the Market Value of such Lease Vehicle, in each case, as of the date of such redesignation (such excess, if any, for such Lease Vehicle, a “Redesignation to Non-Program Amount”).
(f)    Series 2013-G1 Non-Program Vehicle to Series 2013-G1 Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Series 2013-G1 Program Vehicle pursuant to Section 2.5(c), the Lessor shall pay to the Lessee of such Lease Vehicle on the Payment Date following the effective date of such redesignation, as determined in accordance with Section 2.5(d), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle (as of the date of such redesignation and calculated assuming that such Lease Vehicle had never been designated as a Series 2013-G1 Non-Program Vehicle) over the Net Book Value of such Lease Vehicle (as of the date of such redesignation but without giving effect to such Lease Vehicle’s redesignation as a Series 2013-G1 Program Vehicle) (such excess, if any, for such Lease Vehicle and such redesignation, the “Redesignation to Program Amount”); provided that,
(i)    no payment shall be required to be made and no payment may be made by the Lessor pursuant to this Section 2.5(f) to the extent that a Series 2013-G1 Amortization Event or a Series 2013-G1 Potential Amortization Event exists or would be caused by such payment,
(ii)    the amount of any such payment to be made by the Lessor on any such date shall be capped at and be paid from (and the obligation of the Lessor to make such payment on such date shall be limited to) the amount of funds available to the Lessor on such date, and
(iii)    if any such payment from the Lessor is limited in amount pursuant to the foregoing clause (i) or (ii), the Lessor shall pay to such Lessee the funds available to the Lessor on such Payment Date and shall pay to such Lessee on each Payment Date thereafter the amount available to the Lessor until such Redesignation to Program Amount has been paid in full to such Lessee.
2.6.    Hell-or-High-Water Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND EACH LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, COUNTERCLAIM, DEDUCTION OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation:
(i)    any defect in the condition, merchantability, quality or fitness for use of the Lease Vehicles or any part thereof;
(ii)    any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Lease Vehicles or any part thereof;
(iii)    any restriction, prevention or curtailment of or interference with any use of the Lease Vehicles or any part thereof;
(iv)    any defect in or any Lien on title to the Lease Vehicles or any part thereof;
(v)    any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of such Lessee or the Lessor;
(vi)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court;
(vii)    any claim that such Lessee has or might have against any Person, including without limitation the Lessor;
(viii)    any failure on the part of the Lessor or such Lessee to perform or comply with any of the terms hereof or of any other agreement;
(ix)    any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Series 2013-G1 Related Documents or any provision of any thereof, in each case whether against or by such Lessee or otherwise;
(x)    any insurance premiums payable by such Lessee with respect to the Lease Vehicles; or
(xi)    any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable.
This Agreement shall not be cancellable by any Lessee and, except as expressly provided by this Agreement, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Rent or other amounts payable by such Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. All covenants and agreements of each Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

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3.    TERM.
3.1.    Vehicle Term.
(a)    Vehicle Operating Lease Commencement Date. The “Vehicle Operating Lease Commencement Date” with respect to any Lease Vehicle shall mean the date referenced in the applicable Lease Vehicle Acquisition Schedule with respect to such Lease Vehicle but in no event shall such date be a date later than the date that funds are expended by HVF to acquire such Lease Vehicle (such date of payment, the “Vehicle Funding Date” for such Lease Vehicle).
(b)    Vehicle Term for Lease Vehicles Without a Special Term. The “Vehicle Term” with respect to each Lease Vehicle (other than a Lease Vehicle that has a Special Term) shall extend from the Vehicle Operating Lease Commencement Date through the earliest of:
(i)    the Disposition Date with respect to such Lease Vehicle;
(ii)    if such Lease Vehicle becomes a Rejected Vehicle, the Rejection Date with respect to such Rejected Vehicle;
(iii)    if such Lease Vehicle becomes a Reallocated Vehicle, the Inter-Lease Vehicle Reallocation Effective Date with respect to such Reallocated Vehicle; and
(iv)    the Maximum Lease Termination Date with respect to such Lease Vehicle
(the earliest of such four dates being referred to as the “Vehicle Operating Lease Expiration Date” for such Lease Vehicle).
(c)    Vehicle Term For Lease Vehicles With A Special Term.
(i)    Each Lease Vehicle titled in a state or commonwealth referenced in the definition of Special Term shall have a Special Term as set forth opposite such state or commonwealth in such definition.
(ii)    The “Vehicle Term” with respect to each Lease Vehicle that has a Special Term shall extend from the Vehicle Operating Lease Commencement Date for such Lease Vehicle through the earlier to occur of the last day of the Special Term applicable to such Lease Vehicle and the date that would be the Vehicle Operating Lease Expiration Date for such Lease Vehicle if such Lease Vehicle did not have a Special Term; provided that, at the expiration of each Special Term with respect to such Lease Vehicle, the lease of such Lease Vehicle shall automatically be renewed for a successive Special Term applicable to such Lease Vehicle, until the earlier to occur of the Maximum Lease Termination Date with respect to such Lease Vehicle and the date that would be the Vehicle Operating Lease Expiration Date for such Lease Vehicle if such Lease Vehicle did not have a Special Term.
(d)    Lease Vehicles with Multiple Vehicle Terms. For the avoidance of doubt, with respect to any Lease Vehicle that experiences more than one Vehicle Term pursuant to this

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Agreement, each such Vehicle Term with respect to such Lease Vehicle will be treated as an independent Vehicle Term for all purposes hereunder.
3.2.    Master Motor Vehicle Operating Lease Term. The “Operating Lease Commencement Date” shall mean the Series 2013-G1 Closing Date. The “Operating Lease Expiration Date” shall mean the later of (i) the date of the final payment in full of the Series 2013-G1 Note and (ii) the Vehicle Operating Lease Expiration Date for the last Lease Vehicle leased by the Lessee hereunder. The “Term” of this Agreement shall mean the period commencing on the Operating Lease Commencement Date and ending on the Operating Lease Expiration Date.
4.    RENT AND LEASE CHARGES. Each Lessee will pay Rent due and payable on a monthly basis as set forth in this Section 4.
4.1.    Depreciation Records and Depreciation Charges. On each Business Day, the Lessor shall establish or cause to be established the Depreciation Charge with respect to each Lease Vehicle, and the Lessor shall maintain, and upon request by a Lessee, deliver or cause to be delivered to such Lessee a record of such Depreciation Charges (such record, the “Depreciation Record”) with respect to each Lease Vehicle leased by such Lessee as of such date, the delivery of which may be satisfied by the Lessor posting or causing to be posted such depreciation records to a password-protected website made available to such Lessees or by any other reasonable means of electronic transmission (including, without limitation, email or other file transfer protocol), and may be made directly by the Lessor or on its behalf by any agent or designee of the Lessor.
4.2.    Monthly Base Rent. With respect to any Payment Date and any Lease Vehicle (other than a Lease Vehicle that became a Reallocated Vehicle during the Related Month with respect to such Payment Date or with respect to which the Disposition Date occurred during such Related Month), the “Monthly Base Rent” with respect to such Lease Vehicle for such Payment Date shall equal the pro rata portion (based upon the number of days in the Related Month with respect to such Payment Date that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the last day of such Related Month calculated on an actual/360 day basis.
4.3.    Final Base Rent. With respect to any Payment Date and any Lease Vehicle that became a Reallocated Vehicle during the Related Month with respect to such Payment Date or with respect to which the Disposition Date occurred during such Related Month, the “Final Base Rent” with respect to any such Lease Vehicle for such Payment Date shall equal:
(a)    if a Disposition Date with respect to such Lease Vehicle occurred during such Related Month, then an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of such Disposition Date, calculated on an actual/360 day basis, and
(b)    if such Lease Vehicle became a Reallocated Vehicle during such Related Month, then an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the date such Lease Vehicle became a Reallocated Vehicle pursuant to Section 2.2, calculated on an actual/360 day basis.
4.4.    Program Vehicle Depreciation Assumption True-Up Amount. If the Program Vehicle Depreciation Assumption True-Up Amount with respect to any Lease Vehicle is a positive number as of the first day following the end of the Estimation Period for such Lease Vehicle, then the Lessee of such Lease Vehicle shall pay the Lessor such Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle in accordance with Section 4.7.1.
4.5.    Monthly Variable Rent. The “Monthly Variable Rent” for each Payment Date and each Lease Vehicle (w) leased hereunder as of the last day of the Related Month with respect to such Payment Date, (x) the Disposition Date in respect of which occurred during such Related Month, (y) that became a Reallocated Vehicle during such Related Month or (z) that was purchased by the applicable Lessee during such Related Month, in each case shall equal the sum of:
(a)    the product of:
(i)    an amount equal to the sum of:

(A)
all interest that has accrued on the Series 2013-G1 Note during the Series 2013-G1 Interest Period for the Series 2013-G1 Note ending on the second Business Day immediately preceding the Determination Date immediately preceding such Payment Date, plus

(B)	all Series 2013-G1 Carrying Charges with respect to such Payment Date, and
(ii)    the quotient obtained by dividing:

(A)
the Net Book Value of such Lease Vehicle as of the last day of such Related Month (or, if earlier, the Disposition Date or Inter-Lease Vehicle Reallocation Effective Date with respect to such Lease Vehicle) by

(B)
the aggregate Net Book Values as of the last day of such Related Month (or, in any such case, if earlier, the Disposition Date or Inter-Lease Vehicle Reallocation Effective Date of such Lease Vehicle) of all such Lease Vehicles, plus

(b)    2% per annum, payable at one-twelfth the annual rate, of the Net Book Value of such Lease Vehicle as of the last day of the Related Month.
4.6.    Casualty; Ineligible Vehicles. On the first day of each calendar month, each Lessee shall deliver to the Servicer a list containing each Lease Vehicle leased by such Lessee that suffered a Casualty or became an Ineligible Vehicle in the preceding calendar month (each such list, a “Monthly Casualty Report”). Each such delivery may be satisfied by the applicable Lessee posting such Monthly Casualty Report to a password protected website made available to the Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee. On the Disposition Date with respect to each Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, (i) the Lessor shall cause title to such Lease Vehicle to be transferred to or at the direction of the Lessee of such Lease Vehicle and (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Lease Vehicle.

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4.7.    Payments.
4.7.1.    On each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Section 4.9, each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder to the last day of such Related Month (other than any Lease Vehicle (x) the Disposition Date for which occurred during such Related Month or (y) that became a Reallocated Vehicle during such Related Month):
(a)    the Monthly Base Rent with respect to such Lease Vehicle as of such Payment Date, plus
(b)    the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, plus
(c)    if the Program Vehicle Depreciation Assumption True-Up Amount owing with respect to such Lease Vehicle as of such Payment Date is a positive number, then such Program Vehicle Depreciation Assumption True-Up Amount minus all amounts previously paid by the applicable Lessee in respect of such Program Vehicle Depreciation True-Up Amount, plus
(d)    the Monthly Variable Rent with respect to such Lease Vehicle as of such Payment Date, plus
(e)    the Redesignation to Non-Program Amount, if any, with respect to such Lease Vehicle for such Payment Date.
4.7.2.    On each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Section 4.9, each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder as of any day during such Related Month and (x) which Lease Vehicle became a Reallocated Vehicle during such Related Month or (y) the Disposition Date for which occurred during such Related Month:
(a)    the Casualty Payment Amount with respect to such Lease Vehicle, if any, plus
(b)    the Final Base Rent with respect to such Lease Vehicle, if any, plus
(c)    the Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(d)    the Non-Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(e)    the Early Program Return Payment Amount with respect to such Lease Vehicle, if any, plus

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(f)    the Monthly Variable Rent owing with respect to such Lease Vehicle for such Payment Date.
4.8.    Making of Payments.
(a)    All payments hereunder shall be made by the applicable Lessee, or by the Servicer or one or more of its Affiliates on behalf of such Lessee, to, or for the account of, the Lessor in immediately available funds, without setoff, counterclaim or deduction of any kind.
(b)    All such payments shall be deposited into the Series 2013-G1 Collection Account not later than 12:00 noon, New York City time, on such Payment Date.
(c)    If any Lessee pays less than the entire amount of Rent (or any other amounts) due on any Payment Date, after giving full credit for all prepayments made pursuant to Section 4.9 with respect to amounts due on such Payment Date, then the payment received from such Lessee in respect of such Payment Date shall be first applied to the Monthly Variable Rent due on such Payment Date.
(d)    In the event any Lessee fails to remit payment of any amount due under this Agreement on or before the Payment Date or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee shall pay default interest with respect thereto at a rate equal to (i) the effective interest rate payable by HVF on any overdue amounts owed by HVF with respect to the Series 2013-G1 Note or (ii) if no such interest is payable by HVF, the one-month LIBOR Rate plus 1.0%, during the period from the Payment Date on which such delinquent amount was payable until such delinquent amount (with accrued interest) is paid.
4.9.    Prepayments. On any Business Day, any Lessee, or the Servicer or one or more of its Affiliates on behalf of such Lessee, may, at its option, make a non-refundable payment to the Lessor of all or any portion of the Rent or any other amount that is payable by such Lessee hereunder on the Payment Date occurring in the calendar month of such date of payment or the next succeeding Payment Date, in advance of such Payment Date.
4.10.    Ordering and Delivery Expenses. With respect to any Lease Vehicle to be leased by any Lessee hereunder, such Lessee shall pay to or at the direction of the Lessor all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Lease Vehicle and all sales and use tax (if any) to the extent that the same have not been included in the Capitalized Cost of such Lease Vehicle, as such inclusion or exclusion has been reasonably determined by the Servicer.
4.11.    Unexpired License Plate Credits. Any rebate or credits applicable to the unexpired term of any license plates for a Lease Vehicle leased hereunder shall inure to the benefit of the Lessee of such Lease Vehicle.
5.    VEHICLE OPERATIONAL COVENANTS
5.1.    NET LEASE. THIS AGREEMENT SHALL BE A NET LEASE.
5.1.1.    Maintenance and Repairs. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall pay for all maintenance and repairs. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Lease Vehicles leased by such Lessee hereunder including, but

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not limited to, fuel, lubricants, and coolants. Any improvements or additions to any Lease Vehicles shall become and remain the property of the Lessor, except that any addition to any Lease Vehicle made by any Lessee shall remain the property of such Lessee if such addition can be disconnected from such Lease Vehicle without impairing the functioning of such Lease Vehicle or its resale value, excluding such addition.
5.1.2.    Insurance. Each Lessee represents that it is and at all times hereunder shall remain a self-insurer, or will provide insurance, in accordance with all applicable state law requirements and agrees to maintain or cause to be maintained insurance/self‑insurance coverage in force as follows:
(i)    Comprehensive Public Liability, Property Damage, and Catastrophic Physical Damage. Comprehensive public liability and property damage protection in respect of the possession, condition, maintenance, operation and use of the Lease Vehicles, in the amount required to meet the minimum financial responsibility requirements mandated by applicable state law for each occurrence, and catastrophic physical damage insurance, in an amount not less than $50,000,000. Catastrophic physical damage insurance shall name the Collateral Agent as loss payee as its interests may appear.
(ii)    Delivery of Certificate of Insurance. Each Lessee shall, from time to time upon the Lessor’s or the Trustee’s reasonable request, deliver to the Lessor and the Trustee copies of documentation evidencing all insurance required by this Section 5.1.2 that is then in effect. Any insurance, as opposed to self-insurance, obtained by the Lessee shall be obtained from a Qualified Insurer only.
5.1.3.    Ordering and Delivery Expenses. Each Lessee shall be responsible for the payment of all ordering and delivery expenses as set forth in Section 4.10.
5.1.4.    Fees; Traffic Summonses; Penalties and Fines. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall be responsible for the payment of all registration fees, title fees, license fees or other similar governmental fees and taxes (including the cost of any recording or registration fees or other similar governmental charges with respect to the notation on the Certificates of Title of the Lease Vehicles of the interest of the Collateral Agent), all costs and expenses in connection with the transfer of title of, or reflection of the interest of any lienholder in, any Lease Vehicle, traffic summonses, penalties, judgments and fines incurred with respect to any Lease Vehicle during the Vehicle Term for such Lease Vehicle or imposed during the Vehicle Term for such Lease Vehicle by any Governmental Authority with respect to such Lease Vehicles in connection with such Lessee’s operation of such Lease Vehicles. The Lessor may, but is not required to, make any and all payments pursuant to this Section 5.1.4 on behalf of such Lessee, provided that, such Lessee will reimburse Lessor in full for any and all payments made pursuant to this Section 5.1.4.
5.2.    Vehicle Use.

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5.2.1.    Each Lessee may use Lease Vehicles leased hereunder in connection with its business, including use by such Lessee’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, subject to Sections 6.1 and 9 hereof and Section 10.2 of the Series 2013-G1 Supplement. Such use shall be confined primarily to the United States, with limited use in Canada and Mexico (which use will include all normal course movements of Lease Vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the applicable Lessee’s course of business). Each Lessee agrees to possess, operate and maintain each Lease Vehicle leased to it in a manner consistent with how such Lessee would possess, operate and maintain such Vehicle were such Lessee the beneficial owner of such Lease Vehicle.
5.2.2.    In addition to the foregoing, each Lessee may sublet Lease Vehicles to any of:

(A)
any Person(s), so long as (i) either (x) the sublease of such Lease Vehicles is pursuant to the Advantage Sublease or (y) the sublease of such Lease Vehicles satisfies the Non-Franchisee Third Party Sublease Contractual Criteria, (ii) the Lease Vehicles being subleased are being used in connection with such Person(s)’ business and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Section 5.2.2(A) is less than ten (10) percent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;

(B)
any franchisee of any Affiliate of any Lessee (and which franchisee, for the avoidance of doubt, may be an Affiliate of any Lessee), so long as (i) the sublease of such Lease Vehicles satisfies the Franchisee Sublease Contractual Criteria, (ii) such franchisee meets the normal credit and other approval criteria for franchises of such Affiliate and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased pursuant to Section 5.2.2(A) and this Section 5.2.2(B) at any one time is less than twenty-five (25) percent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time; and

(C)
any Affiliate of any Lessee (including, without limitation, HERC), so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement and (ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities.

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With respect to any Lease Vehicles subleased pursuant to this Section 5.2.2 that meet the conditions of both the preceding clauses (A) and (B), as of any date of determination, the Servicer will determine which such Lease Vehicles shall count to the calculation of the percentage of aggregate Net Book Value in which of the preceding clauses (A) or (B) as of such date; provided that, no such individual Lease Vehicle shall count towards the calculation of the percentage of aggregate Net Book Value with respect to both clauses (A) and (B) as of such date.
On the first day of each calendar month, each Lessee shall deliver to the Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding clause (A) or (B) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries may be satisfied by the applicable Lessee posting such list to a password protected website made available to the Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee.
On the first day of each calendar month, each Lessee shall deliver to the Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding clause (C) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries will be satisfied by the Servicer having actual knowledge of each such subleased Lease Vehicle and the related sublessee to whom such Lease Vehicle was then being subleased.

The sublease of any Lease Vehicles permitted by this Section 5 shall not release any Lessee from any obligations under this Agreement.
5.2.3    Non-Disturbance. With respect to any Lessee, so long as such Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Lease Vehicles will not be disturbed during the Term subject, however, to Sections 6.1 and 9 hereof and except that the Lessor and the Trustee each retains the right, but not the duty, to inspect the Lease Vehicles leased by such Lessee without disturbing such Lessee’s business.
5.2.4.    Manufacturer’s Warranties. If a Lease Vehicle is covered by a Series 2013-G1 Manufacturer’s warranty, the Lessee, during the Vehicle Term for such Lease Vehicle, shall have the right to make any claims under such warranty that the Lessor could make.
5.2.5    Series 2013-G1 Program Vehicle Condition Notices. Upon the occurrence of any event or condition with respect to any Lease Vehicle that is then designated as a Series 2013-G1 Program Vehicle that would reasonably be expected to result in a redesignation of such Lease Vehicle pursuant to Section 2.5(a)(ii), the Lessee of such Lease Vehicle shall notify the Lessor and the Servicer of such event or condition in the normal course of operations.

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6.    SERVICER FUNCTIONS AND COMPENSATION.
6.1.    Servicer Functions with Respect to Lease Vehicle Returns, Disposition and Invoicing.
(a)    With respect to any Lease Vehicle returned by any Lessee pursuant to Section 2.4, the Servicer shall direct such Lessee as to the return location with respect to such Lease Vehicle. The Servicer shall act as the Lessor’s agent in returning or otherwise disposing of each Lease Vehicle on the Vehicle Operating Lease Expiration Date with respect to such Lease Vehicle, in each case in accordance with the Servicing Standard.
(b)    Upon the Servicer’s receipt of any Series 2013-G1 Program Vehicle returned by any Lessee pursuant to Section 2.4, the Servicer shall return such Series 2013-G1 Program Vehicle to the nearest related Series 2013-G1 Manufacturer official auction or other facility designated by such Series 2013-G1 Manufacturer at the sole expense of the Lessee thereof unless paid or payable by the Manufacturer thereof in accordance with the terms of the related Series 2013-G1 Manufacturer Program.
(c)    With respect to any Lease Vehicle that is (i) a Series 2013-G1 Non-Program Vehicle and is returned to or at the direction of the Servicer pursuant to Section 2.4 or (ii) becomes a Rejected Vehicle, the Servicer shall arrange for the disposition of such Lease Vehicle in accordance with the Servicing Standard.
(d)    In connection with the disposition of any Lease Vehicle that is a Series 2013-G1 Program Vehicle, the Servicer shall comply with the Servicing Standard in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary, signed condition reports and signed odometer statements to be submitted with such Series 2013-G1 Program Vehicles returned to a Manufacturer pursuant to Section 2.4 and accepted by or on behalf of the Manufacturer at the time of such Series 2013-G1 Program Vehicle’s return.
The Servicer shall take such actions as are required or desirable to effect Exchanges for tax purposes or otherwise in connection with Exchanges, including, without limitation, directing and causing deposits and withdrawals with respect to disposition proceeds in connection with the Master Exchange Agreement and Escrow Agreement.
(e)    With respect to each Payment Date, each Lessee and the Lease Vehicles leased by each such Lessee hereunder, the Servicer shall calculate all Depreciation Charges, Rent, Casualty Payment Amounts, Program Vehicle Special Default Payment Amounts, Non-Program Vehicle Special Default Payment Amounts, Early Vehicle Return Payment Amounts, Redesignation to Non-Program Amounts, Redesignation to Program Amounts, Program Vehicle Depreciation Assumption True-Up Amounts, Pre-VOLCD Program Vehicle Depreciation Amounts, Assumed Remaining Holding Periods, Assumed Residual Values, Capitalized Costs, Accumulated Depreciation and Net Book Values. With respect to each Payment Date, the Servicer shall aggregate each Lessee’s Rent due on all Lease Vehicles leased by such Lessee, together with any other amounts due to the Lessor from such Lessee and any credits owing to such Lessee, and

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provide to the Lessor and such Lessee a monthly statement of the total amount, in a form reasonably acceptable to the Lessor, no later than the Determination Date with respect to such Payment Date.
(f)    Upon the occurrence of an HVF II Group I Liquidation Event, the Servicer shall dispose of any Lease Vehicles in accordance with the instructions of the Lessor or the Collateral Agent. To the extent the Servicer fails to so dispose of any such Lease Vehicles, the Lessor and the Collateral Agent shall have the right to otherwise dispose of such Lease Vehicles.
6.2.    Servicing Standard. In addition to the duties enumerated in Section 6.1, the Servicer agrees to perform each of its obligations hereunder in accordance with the Servicing Standard, unless otherwise stated.
6.3.    Servicer Acknowledgment. The parties to this Agreement acknowledge and agree that Hertz acts as Servicer of the Lessor pursuant to this Agreement, and, in such capacity, as the agent of the Lessor, for purposes of performing certain duties of the Lessor under this Agreement and the Series 2013-G1 Related Documents.
6.4.    Servicer’s Monthly Fee. As compensation for the Servicer’s performance of its duties, the Lessor shall pay to or at the direction of the Servicer on each Payment Date (i) a fee (the “Monthly Servicing Fee”) equal to 0.50% per annum, payable at one-twelfth the annual rate, on the outstanding Net Book Value of the Lease Vehicles as of the last day of the Related Month with respect to such Payment Date and (ii) the reasonable costs and expenses of the Servicer incurred by it during the Related Month as a result of arranging for the sale of Lease Vehicles returned to the Lessor in accordance with Section 2.4(a); provided, however, that such costs and expenses shall only be payable to or at the direction of the Servicer to the extent of any excess of the sale price received by or on behalf of the Lessor for any such Lease Vehicle over the Net Book Value thereof.
6.5.    Sub-Servicers. The Servicer may delegate to any Affiliate of the Servicer (each such delegee, in such capacity, a “Sub-Servicer”) the performance of the Servicer’s obligations as Servicer pursuant to this Agreement (but the Servicer shall remain fully liable for its obligations under this Agreement).

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7.    CERTAIN REPRESENTATIONS AND WARRANTIES. Each of Hertz and DTG, as Lessees, represents and warrants to the Lessor and the Trustee that as of the Series 2013-G1 Closing Date, as of each Vehicle Operating Lease Commencement Date applicable to such Lessee, and each Additional Lessee represents and warrants to the Lessor and the Trustee that as of the Joinder Date with respect to such Additional Lessee, as of each Vehicle Operating Lease Commencement Date applicable to such Lessee occurring on or after such Joinder Date:
7.1.    Organization; Power; Qualification. Such Lessee has been duly formed and is validly existing as a corporation, partnership, limited liability company or trust in good standing under the laws of its jurisdiction of organization, with corporate power under the laws of such jurisdiction to execute and deliver this Agreement and the other Series 2013-G1 Related Documents to which it is a party and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign corporation (or other entity, as applicable) in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to be so qualified and in good standing would reasonably be expected to result in a Lease Material Adverse Effect.
7.2.    Authorization; Enforceability. Each of this Agreement and the other Series 2013-G1 Related Documents to which it is a party has been duly authorized, executed and delivered on behalf of such Lessee and, assuming due authorization, execution and delivery by the other parties hereto or thereto, is a valid and legally binding agreement of such Lessee enforceable against such Lessee in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing).
7.3.    Compliance. The execution, delivery and performance by such Lessee of this Agreement and the Series 2013-G1 Related Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Lessee pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which such Lessee is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to have a Lease Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Lease Material Adverse Effect) or of the provisions of the certificate of incorporation or the by‑laws of the Lessee.
7.4.    Governmental Approvals. There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over such Lessee which is required for the execution, delivery and performance of this Agreement or the Series 2013-G1 Related Documents (other than such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made), except to the extent that the failure to so obtain or effect any such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Lease Material Adverse Effect.
7.5.    Financial Statements. (a) Hertz, as Lessee and Guarantor, has furnished each of the Lessor and the Trustee with, and the Lessor and the Trustee hereby acknowledge receipt of, a copy of Hertz’s Annual Report to the SEC on Form 10‑K for the year ended December 31, 2012 (the “10‑K Report”). The financial statements set forth in such report present fairly in all material respects the consolidated financial position of Hertz and its consolidated subsidiaries at December 31, 2012 and 2011, and the consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2012, in conformity with GAAP (as in effect as of such date).
(b)    Hertz, as Lessee and Guarantor, has furnished each of the Lessor and the Trustee with, and the Lessor and the Trustee hereby acknowledge receipt of, a copy of Hertz’s Quarterly Report to the SEC on Form 10‑Q for the quarter ended June 30, 2013 (the “10‑Q Report”). The financial statements set forth in such report present fairly in all material respects the consolidated financial position of the Lessee and its consolidated subsidiaries at June 30, 2013 and the consolidated results of operations and cash flows of the Lessee and its consolidated subsidiaries for the quarterly period ended June 30, 2013, in conformity with GAAP (as in effect as of such date).
7.6.    Investment Company Act. Such Lessee is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and such Lessee is not subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Series 2013-G1 Related Documents, and neither the entering into or performance by such Lessee of this Agreement violates any provision of such Act.
7.7.    Supplemental Documents True and Correct. All information contained in any material Series 2013-G1 Supplemental Document that has been submitted, or that may hereafter be submitted by such Lessee to the Lessor is, or will be, true, correct and complete in all material respects.
7.8.    ERISA. Such Lessee has satisfied the minimum funding standards under ERISA with respect to its Plans and is in compliance in all material respects with the currently applicable provisions of ERISA.
7.9.    Indemnification Agreement. The Indemnification Agreement is in full force and effect, and is a valid and legally binding agreement of Hertz, enforceable against Hertz in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
7.10.    Eligible Vehicles. Each Lease Vehicle is or will be, as the case may be, on the applicable Vehicle Operating Lease Commencement Date, a Series 2013-G1 Eligible Vehicle.
8.    CERTAIN AFFIRMATIVE COVENANTS. Until the expiration or termination of this Agreement, and thereafter until the obligations of each Lessee under this Agreement and the Series 2013-G1 Related Documents are satisfied in full, each Lessee covenants and agrees that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will:
8.1.    Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate, partnership, limited liability or trust existence; (ii) be, and ensure that it is, duly qualified to do business and in good standing as a foreign entity in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to so qualify would be reasonably expected to result in a Lease Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect.
8.2.    Books, Records, Inspections and Access to Information.
(a)    Maintain complete and accurate books and records with respect to the Lease Vehicles leased by it under this Agreement and the other Series 2013-G1 Collateral;
(b)    At any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group I Notes), permit the Lessor, the Trustee or the HVF II Trustee (or such other person who may be designated from time to time by the Lessor, the Trustee or the HVF II Trustee) to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Lease Vehicles leased by it under this Agreement and the other Series 2013-G1 Collateral;
(c)    Permit any of the Lessor, the Trustee, the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group I Notes) or the Collateral Agent (or such other person who may be designated from time to time by any of the Lessor, the Trustee, the HVF II Trustee or the Collateral Agent) to visit the office and properties of such Lessee for the purpose of examining such materials, and to discuss matters relating to the Lease Vehicles leased by such Lessee under this Agreement with such Lessee’s independent public accountants or with any of the Authorized Officers of such Lessee having knowledge of such matters, all at such reasonable times and as often as the Lessor, the Trustee or the Collateral Agent may reasonably request;
(d)    Upon the request of the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group I Notes) from time to time, make reasonable efforts (but not disrupt the ongoing normal course rental of Lease Vehicles to customers) to confirm to the Lessor, the Trustee and/or the HVF II Trustee the location and mileage (as recorded in the Servicer’s computer systems) of each Lease Vehicle leased by such Lessee hereunder and to make available for the Lessor’s, the Trustee’s and/or the HVF II Trustee’s inspection within a reasonable time period such Lease Vehicle at the location where such Lease Vehicle is then domiciled; and
(e)    During normal business hours and with prior notice of at least three (3) Business Days, make its records pertaining to the Lease Vehicles leased by such Lessee hereunder available to the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group I Notes) for inspection at the location or locations where such Lessee’s records are normally domiciled;
provided that, in each case, the Lessor agrees that it will not disclose any information obtained pursuant to this Section 8.2 that is not otherwise publicly available without the prior approval of such Lessee, except that the Lessor may disclose such information (x) to its officers, employees, attorneys and advisors, in each case on a confidential and need-to-know basis, and (y) as required by applicable law or compulsory legal process.
8.3.    ERISA. Comply with the minimum funding standards under ERISA with respect to its Plans and use its best efforts to comply in all material respects with all other applicable provisions of ERISA and the regulations and interpretations promulgated thereunder.
8.4.    Merger. Not merge or consolidate with or into any other Person unless (i) a Lessee is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes such Lessee’s obligations under this Agreement.
8.5.    Reporting Requirements. Furnish, or cause to be furnished to the Lessor and the Trustee:
(i)    within 120 days after the end of each of its fiscal years, copies of the Annual Report on Form 10‑K filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such an Annual Report if it were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz and acceptable to the Lessor and the Trustee;
(ii)    within sixty (60) days after the end of each of the first three quarters of each of its fiscal years, copies of the Quarterly Report on Form 10‑Q filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such a Quarterly Report if it were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP;
(iii)    simultaneously with the delivery of the Annual Report on Form 10‑K (or equivalent information) referred to in (i) above and the Quarterly Report on Form 10‑Q (or equivalent information) referred to in (ii) above, an Officer’s Certificate of Hertz, as Lessee, stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event that then constitutes, or that after notice or lapse of time or both would constitute, a Potential Operating Lease Event of Default or Operating Lease Event of Default, and, if any such condition or event exists, specifying the nature and period of existence thereof and the action of the Lessee is taking and proposes to take with respect thereto;
(iv)    promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Operating Lease Event of Default or Operating Lease Event of Default, together with a written statement of an Authorized Officer of such Lessee describing such event and the action that such Lessee proposes to take with respect thereto, and (b) notice of any Series 2013-G1 Amortization Event;
(v)    promptly after obtaining actual knowledge thereof, notice of any Series 2013-G1 Manufacturer Event of Default or termination of a Series 2013-G1 Manufacturer Program; and
(vi)    promptly after any Authorized Officer of such Lessee becomes aware of the occurrence of any Reportable Event (other than a reduction in active Plan participants) with respect to any Plan of such Lessee, a certificate signed by an Authorized Officer of such Lessee setting forth the details as to such Reportable Event and the action that such Lessee is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.
The financial data that shall be delivered to the Lessor and the Trustee pursuant to this Section 8.5 shall be prepared in conformity with GAAP.
Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Lessee’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), such Lessee may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that such Lessee shall in any event be required to make or cause to be made such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 8.5.
Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 8.5 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which any Lessee posts such documents, or provides a link thereto on Hertz’s or any Parent Entity’s website (or such other website address as any Lessee may specify by written notice to the Lessor and the Trustee from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent Entity’s behalf on an internet or intranet website to which the Lessor and the Trustee have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the Trustee).
9.    DEFAULT AND REMEDIES THEREFOR.
9.1.    Events of Default. Any one or more of the following will constitute an event of default (an “Operating Lease Event of Default”) as that term is used herein:
9.1.1.    there occurs a default in the payment of any Rent or other amount payable by any Lessee under this Agreement that continues for a period of five (5) consecutive Business Days;
9.1.2.    any unauthorized assignment or transfer of this Agreement by any Lessee occurs;
9.1.3.    the failure, in any material respect, of any Lessee to maintain, or cause to be maintained, insurance as required in Section 5.1.2;
9.1.4.    the failure of any Lessee to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance that in any such case has a Lease Material Adverse Effect, and such default continues for more than thirty (30) consecutive days after the earlier of the date written notice thereof is delivered by the Lessor or the Trustee to such Lessee or an Authorized Officer of such Lessee has actual knowledge thereof;
9.1.5.    if (i) any representation or warranty made by any Lessee herein is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of any Lessee to the Lessor or the Trustee (excluding, for the avoidance of doubt, any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of any Lessee under or in connection with any Series of Notes of any Other Segregated Series of Notes) is false or misleading on the date as of which the facts therein set forth are stated or certified, (ii) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect on the Lessor, and (iii) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for thirty (30) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Trustee to the applicable Lessee and (y) the date an Authorized Officer of the applicable Lessee learns of such circumstance or condition;
9.1.6.    any of (i) an Event of Bankruptcy occurs with respect to the Guarantor; (ii) an Event of Bankruptcy (excluding clause (a) of the definition of Event of Bankruptcy) occurs with respect to any Lessee and continues for a period of ten (10) consecutive Business Days; or (iii) an Event of Bankruptcy occurs (excluding clauses (b) and (c) of the definition of Event of Bankruptcy) with respect to any Lessee;
9.1.7.    this Agreement or any portion thereof ceases to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2013-G1 Related Documents) or a proceeding shall be commenced by any Lessee to

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establish the invalidity or unenforceability of this Agreement, in each case other than with respect to any Lessee that at such time is not leasing any Lease Vehicles hereunder;
9.1.8.    a Servicer Default occurs; or
9.1.9.    an HVF II Group I Liquidation Event occurs with respect to all HVF II Group I Notes.
9.2.    Effect of Operating Lease Event of Default. If any Operating Lease Event of Default set forth in Sections 9.1.1, 9.1.2, 9.1.6, 9.1.7 or 9.1.9 shall occur and be continuing, the Lessee’s right of possession with respect to any Lease Vehicles leased hereunder shall be subject to the Lessor’s option to terminate such right as set forth in Sections 9.3 and 9.4.
9.3.    Rights of Lessor Upon Operating Lease Event of Default.
9.3.1.    If an Operating Lease Event of Default shall occur and be continuing, then the Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by any Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 9.5.
9.3.2.    If any Operating Lease Event of Default set forth in Sections 9.1.1, 9.1.2, 9.1.6, 9.1.7 or 9.1.9 shall occur and be continuing, then (i) the Lessor shall have the right (a) to terminate any Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (b) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder, (c) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever and (d) to direct delivery by the Servicer of the Certificates of Title for all or a portion of the Lease Vehicles and (ii) the Lessees, at the request of the Lessor or the Trustee acting at the direction of the HVF II Group I Requisite Investors, shall return or cause to be returned all Lease Vehicles to the Lessor or the Trustee as the case may be; provided that, the Trustee’s exercise of remedies shall be subject to Section 9.4(e).
9.3.3.    Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against such Lessee will in any case be calculated in accordance with Section 9.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of such Lessee. The Lessor’s acceptance of any payment after it will have become due hereunder will not

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be deemed to alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein.
9.4.    HVF II Group I Liquidation Event and Non-Performance of Certain Covenants.
(a)    Subject to Section 9.4(e), if an HVF II Group I Liquidation Event shall have occurred and be continuing, the Trustee and HVF II Trustee shall have the rights against each Lessee and the Series 2013-G1 Collateral provided in the Series 2013-G1 Supplement, the HVF II Group I Supplement and the Collateral Agency Agreement upon an HVF II Group I Liquidation Event, including, in each case, the right (i) to terminate any Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (ii) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder, (iii) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever and (iv) to direct delivery by the Servicer of the Certificates of Title for all or a portion of the Lease Vehicles.
(b)    Subject to Section 9.4(e), during the continuance of an HVF II Group I Liquidation Event, the Servicer shall return any or all Lease Vehicles that are Series 2013-G1 Program Vehicles to the related Manufacturers in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Series 2013-G1 Program Vehicles under the terms of the applicable Series 2013-G1 Manufacturer Program, the Lessor shall have the right to otherwise dispose of such Series 2013-G1 Program Vehicles and to direct the Servicer to dispose of such Series 2013-G1 Program Vehicles in accordance with its instructions.
(c)    Notwithstanding the exercise of any rights or remedies pursuant to this Section 9.4, the Lessor will, nevertheless, have a right to recover from such Lessee any and all amounts (for the avoidance of doubt, as limited by Section 9.5) as may be then due.
(d)    In addition, following the occurrence of an HVF II Group I Liquidation Event, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 10.2 of the Series 2013-G1 Supplement, and each Lessee acknowledges that it has hereby granted to the Lessor all such rights, remedies, powers, privileges and claims granted by the Lessor to the Trustee pursuant to Article X of the Series 2013-G1 Supplement and that the Trustee may act in lieu of the Lessor in the exercise of all such rights, remedies, powers, privileges and claims.
(e)    The Trustee may only take possession of or exercise any of the rights or remedies specified in this Agreement, with respect to such number of Lease Vehicles necessary to generate disposition proceeds in an aggregate amount sufficient to pay each HVF II Series of Group I Notes with respect to which an HVF II Group I Liquidation Event is then continuing as set forth in the related HVF II Group I Supplement, taking into account the receipt of proceeds of all other

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vehicles being disposed of that have been pledged to secure such HVF II Series of Group I Notes.
9.5.    Measure of Damages. If an Operating Lease Event of Default or HVF II Group I Liquidation Event occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Section 9 or Section 10.2 of the Series 2013-G1 Supplement, the amount that the Lessor shall be permitted to recover from any Lessee as payment shall be equal to:
(i)    all Rent for each Lease Vehicle leased by such Lessee hereunder to the extent accrued and unpaid as of the earlier of the date of the return to the Lessor of such Lease Vehicle or disposition by the Servicer of such Lease Vehicle in accordance with the terms of this Agreement and all other payments payable under this Agreement by such Lessee, accrued and unpaid as of such date; plus
(ii)    any reasonable out-of-pocket damages and expenses, including reasonable attorneys’ fees and expenses that the Lessor or the Trustee will have sustained by reason of such an Operating Lease Event of Default or HVF II Group I Liquidation Event, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Lease Vehicles leased by such Lessee hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection, in each case to the extent reasonably attributable to such Lessee; plus
(iii)    interest from time to time on amounts due from such Lessee and unpaid under this Agreement at the one-month LIBOR Rate plus 1.0% computed from the date of such an Operating Lease Event of Default or HVF II Group I Liquidation Event or the date payments were originally due to the Lessor by such Lessee under this Agreement or from the date of each expenditure by the Lessor or the Trustee, as applicable, that is recoverable from such Lessee pursuant to this Section 9, as applicable, to and including the date payments are made by such Lessee.
9.6.    Servicer Default. Any of the following events will constitute a default of the Servicer (“Servicer Default”) as that term is used herein:
(i)    the failure of the Servicer to comply with or perform any provision of this Agreement or any other Series 2013-G1 Related Document that has a Lease Material Adverse Effect with respect to the Servicer, the Lessor or any Lessee, and such default continues for more than thirty (30) days after the earlier of the date written notice is delivered by the Lessor or the Trustee to the Servicer or an Authorized Officer of the Servicer has actual knowledge thereof;
(ii)    an Event of Bankruptcy occurs with respect to the Servicer;
(iii)    the failure of the Servicer to make any payment when due from it hereunder or under any of the other Series 2013-G1 Related Documents or to deposit any Collections received by it into a Collateral Account when required under the Series 2013-G1 Related Documents and, in each case, such failure continues for five (5) Business Days after the earlier of (a) the date written notice is delivered by the Lessor or the Trustee to the Servicer or (b) an Authorized Officer of the Servicer has actual knowledge thereof, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor; or
(iv)    if (I) any representation or warranty made by the Servicer relating to the Series 2013-G1 Collateral in any Series 2013-G1 Related Document is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing relating to the Series 2013-G1 Collateral furnished by or on behalf of the Servicer to the Lessor or the Trustee pursuant to any Series 2013-G1 Related Document is false or misleading on the date as of which the facts therein set forth are stated or certified, (II) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect with respect to the Lessor, and (III) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for thirty (30) days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Trustee to the Servicer and (y) the date an Authorized Officer of the Servicer has actual knowledge of such circumstance or condition.
In the event of a Servicer Default, the Trustee, acting pursuant to Section 9.23(d) of the Series 2013-G1 Supplement, shall have the right to replace the Servicer as servicer.
9.7.    Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 9.2 or Section 9.3 shall be applied by the Lessor in its discretion as the Lessor deems appropriate.
10.    CERTIFICATION OF TRADE OR BUSINESS USE. Each Lessee hereby warrants and certifies, under penalties of perjury, that it intends to use the Lease Vehicles that are subject to this Agreement in connection with its trade or business.
11.    GUARANTY.
11.1.    Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Lease Vehicles hereunder to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of each of the Lessees to make any payments required to be made by them under this Agreement, (ii) agrees to cause each Lessee to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities applicable to such Lessee under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the “Guaranteed Obligations”). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 11 (this “Guaranty”) will be absolute and unconditional under all circumstances. The Guaranty is a guaranty of payment and not of collection.
11.2.    Scope of Guarantor’s Liability. The Guarantor’s obligations under this Guaranty are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor under this Guaranty without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor’s liability under this Guaranty shall at all times remain effective with respect to the full amount due from the Lessees hereunder. The Lessor’s rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.
11.3.    Lessor’s Right to Amend; Assignment of Lessor’s Rights in Guaranty. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor under this Guaranty, to: (a) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (b) accept partial payments on the Guaranteed Obligations; (c) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (d) assign its rights under this Guaranty in whole or in part to the Collateral Agent and the Trustee.

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11.4.    Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:
(a)    any defense to its obligations under this Guaranty based upon:

1.	the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations;

2.
any act or omission of the Lessor or any other Person (other than a defense of payment or performance) that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that, the Guarantor’s liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any Guaranteed Obligations; or

3.
any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations (other than a defense of payment or performance), whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(b)    any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

1.	give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

2.	proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;
(c)    presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;
(d)    all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;
(e)    any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and
(f)    all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor under this Guaranty (other than a defense of payment or performance).

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(g)    Except as provided in Section 11.7, nothing express or implied in this Guaranty shall give any Person other than the Lessees, the Lessor, the Trustee, the Collateral Agent and the Guarantor any benefit or any legal or equitable right, remedy or claim under this Guaranty.
11.5.    Guarantor to Pay Lessor’s Expenses. The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all costs and expenses, including reasonable attorneys’ and other professional and paraprofessional fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith.

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11.6.    Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.
11.7.    Third-Party Beneficiaries. The Guarantor acknowledges that the Trustee has accepted the assignment of the Lessor’s rights under this Agreement and that the Trustee (for the benefit of the Series 2013-G1 Noteholder and its assigns) shall be a third-party beneficiary under this Guaranty.
12.    ADDITIONAL LESSEES. Any Affiliate of the Guarantor (each, a “Permitted Lessee”) shall have the right to become a “Lessee” under and pursuant to the terms of this Agreement by complying with the provisions of this Section 12. If a Permitted Lessee desires to become a “Lessee” under this Agreement, then the Guarantor and such Permitted Lessee shall execute (if appropriate) and deliver to the Lessor and the Trustee:
12.1.    a Joinder in Lease Agreement substantially in the form attached hereto as Annex A (each, an “Affiliate Joinder in Lease”);
12.2.    the certificate of incorporation or other organizational documents for such Permitted Lessee, duly certified by the Secretary of State of the jurisdiction of such Permitted Lessee’s incorporation or formation, together with a copy of the by-laws or other organizational documents of such Permitted Lessee, duly certified by a Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;
12.3.    copies of resolutions of the Board of Directors or other authorizing action of such Permitted Lessee authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;
12.4.    a certificate of the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease and any other Series 2013-G1 Related Documents to be executed by it, together with samples of the true signatures of each such individual;
12.5.    a good standing certificate for such Permitted Lessee in the jurisdiction of its organization;
12.6.    an Officer’s Certificate stating that such joinder by such Permitted Lessee complies with this Section 12 and an opinion of counsel, which may be based on an Officer’s Certificate and is subject to customary exceptions and qualifications (including, without l

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imitation, insolvency laws and principles of equity), stating that(a) all conditions precedent set forth in this Section 12 relating to such joinder by such Permitted Lessee have been complied with and (b) upon the due authorization, execution and delivery of such Affiliate Joinder in Lease by the parties thereto, such Affiliate Joinder in Lease will be enforceable against such Permitted Lessee;
12.7.    an executed Grantor Supplement to the Collateral Agency Agreement pursuant to which such Permitted Lessee has granted a security interest in certain collateral for the benefit of the Lessor and the Collateral Agent for the benefit of the Trustee to secure such Permitted Lessees obligations hereunder if, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any third party as a financing arrangement or as otherwise not constituting a true lease; and
12.8.    any additional documentation that the Lessor or the Trustee may reasonably require to evidence the assumption by such Permitted Lessee of the obligations and liabilities set forth in this Agreement.
Upon satisfaction of the foregoing conditions and receipt by such Permitted Lessee of the applicable Affiliate Joinder in Lease executed by the Lessor, such Permitted Lessee shall for all purposes be deemed to be a “Lessee” for purposes of this Agreement (including, without limitation, the Guaranty which is a part of this Agreement) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.
13.    LIENS AND ASSIGNMENTS.
13.1.    Rights of Lessor Assigned to Trustee. Each Lessee acknowledges that the Lessor has assigned or will assign all of its rights under this Agreement to the Trustee pursuant to the Series 2013-G1 Supplement. Accordingly, each Lessee agrees that:
(i)    subject to the terms of the Series 2013-G1 Supplement, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and such Lessee’s obligations hereunder (including the payment of Rent and all other amounts payable hereunder) shall not be subject to any claim or defense that such Lessee may have against the Lessor (other than the defense of payment actually made) and shall be absolute and unconditional and shall not be subject to any abatement, setoff, counterclaim, deduction or reduction for any reason whatsoever. Specifically, each Lessee agrees that, upon the occurrence of an Operating Lease Event of Default or HVF II Group I Liquidation Event, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against such Lessee provided for herein and such Lessee will not interpose as a defense that such claim should have been asserted by the Lessor;
(ii)    upon the delivery by the Trustee of any notice to such Lessee stating that an Operating Lease Event of Default or an HVF II Group I Liquidation Event has occurred, such Lessee will, if so requested by the Trustee, treat the Trustee for all purposes as the Lessor hereunder and in all respects comply with all obligations under

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this Agreement that are asserted by the Trustee, as the Lessor hereunder, irrespective of whether such Lessee has received any such notice from the Lessor; and
(iii)    such Lessee acknowledges that pursuant to this Agreement it has agreed to make all payments of Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Series 2013-G1 Collection Account.
13.2.    Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Lease Vehicles by selling or assigning its right, title and interest in this Agreement, including, without limitation, in moneys due from any Lessee and any third party under this Agreement, to the Trustee for the benefit of the Noteholders; provided, however, that any such sale or assignment shall be subject to the rights and interest of the Lessees in the Lease Vehicles, including but not limited to the Lessees’ right of quiet and peaceful possession of such Lease Vehicles as set forth in Section 5.3 hereof, and under this Agreement.
13.3.    Limitations on the Right of the Lessees to Assign this Agreement. No Lessee shall assign this Agreement or any of its rights hereunder to any other party; provided, however, that (i) each Lessee may rent the Lease Vehicles leased by such Lessee hereunder in connection with its business and may use and sublease Lease Vehicles pursuant to Section 5.2 and (ii) each Lessee may delegate to one or more of its Affiliates the performance of any of such Lessee’s obligations as Lessee hereunder (but such Lessee shall remain fully liable for its obligations hereunder). Any purported assignment in violation of this Section 13.3 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.
13.4.    Liens. The Lessor may grant security interests in the Lease Vehicles leased by any Lessee hereunder without consent of any Lessee or the Guarantor. Except for Permitted Liens, each Lessee shall keep all Lease Vehicles free of all Liens arising during the Term. If on the Vehicle Operating Lease Expiration Date for any Lease Vehicle, there is a Lien on such Lease Vehicle, the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the Lessee of such Lease Vehicle upon demand by the Lessor.
14.    NON-LIABILITY OF LESSOR. AS BETWEEN THE LESSOR AND EACH LESSEE, ACCEPTANCE FOR LEASE OF EACH LEASE VEHICLE PURSUANT TO SECTION 2.1(d) SHALL CONSTITUTE SUCH LESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH LEASE VEHICLE, THAT SUCH LEASE VEHICLE IS IN GOOD ORDER AND CONDITION AND IS OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR THIS USE. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT A MANUFACTURER OR AGENT THEREOF OR PRIMARILY ENGAGED IN THE SALE OR DISTRIBUTION OF LEASE VEHICLES. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY SUCH CASE, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, SUITABILITY, CAPACITY OR WORKMANSHIP OF THE LEASE VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR ANY PURPOSES OR USES OF ANY LESSEE AND MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY SUCH CASE, THAT THE LEASE VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND EACH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASE VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER, AND EACH LESSEE LEASES EACH LEASE VEHICLES “AS IS.” UPON THE LESSOR’S ACQUISITION OF ANY LEASE VEHICLE IDENTIFIED ON ANY LEASE VEHICLE ACQUISITION SCHEDULE, LESSOR SHALL IN NO WAY BE LIABLE FOR ANY DIRECT OR INDIRECT DAMAGES OR INCONVENIENCE RESULTING FROM ANY DEFECT IN OR LOSS, THEFT, DAMAGE OR DESTRUCTION OF ANY LEASE VEHICLE OR OF THE CARGO OR CONTENTS THEREOF OR THE TIME CONSUMED IN RECOVERY REPAIRING, ADJUSTING, SERVICING OR REPLACING THE SAME AND THERE SHALL BE NO ABATEMENT OR APPORTIONMENT OF RENTAL AT SUCH TIME. THE LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE TO PERFORM ANY PROVISION HEREOF RESULTING FROM FIRE OR OTHER CASUALTY, NATURAL DISASTER, RIOT OR OTHER CIVIL UNREST, WAR, TERRORISM, STRIKE OR OTHER LABOR DIFFICULTY, GOVERNMENTAL REGULATION OR RESTRICTION, OR ANY CAUSE BEYOND THE LESSOR’S DIRECT CONTROL. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED (INCLUDING RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY LEASE VEHICLE).
15.    NO PETITION. Each Lessee and the Servicer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the Indenture Notes, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against the Lessor, the Nominee, RCFC or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that any Lessee or the Servicer takes action in violation of this Section 15, the Lessor, the Nominee, RCFC or the Intermediary, as the case may be, agrees, for the benefit of the Indenture Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Lessee or the Servicer, as the case may be, against it or the commencement of such action and raise the defense that such Lessee or the Servicer, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom. The provisions of this Section 15 shall survive the termination of this Agreement.

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16.    SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, each Lessee hereby irrevocably submits to the jurisdiction of such courts. Each Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such Lessee and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.
17.    GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
18.    JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
19.    NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. Copies of notices, requests and other communications delivered to the Trustee, any Lessee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:
TRUSTEE:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
Chicago, IL 60602
Attention: Corporate Trust Administration Structured
Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
LESSOR:
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Telephone: (201) 307-2000
Fax: (201) 307-2746
LESSEES:
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Telephone: (201) 307-2000
Fax: (201) 307-2746
Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.
20.    ENTIRE AGREEMENT. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement, together with the Series 2013-G1 Manufacturer Programs, the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Reallocated Vehicle Schedules and any other related documents attached to this Agreement (including, for the avoidance of doubt, all related joinders, exhibits, annexes, schedules, attachments and appendices), in each case solely to the extent to which such Series 2013-G1 Manufacturer Programs, schedules and documents relate to Lease Vehicles will constitute the entire agreement regarding the leasing of Lease Vehicles by the Lessor to each Lessee.
21.    MODIFICATION AND SEVERABILITY. The terms of this Agreement (other than the definition of “Special Term”, which may be modified by a written notice signed by each Lessee and delivered to the Lessor, the Servicer and the Trustee) will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Servicer and each Lessee, subject to any restrictions on such waivers, alterations, modifications, amendments, supplements or terminations set forth in the Series 2013-G1 Supplement. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Servicer shall provide a copy of each amendment, supplement or other modification to this Agreement to the Trustee in accordance with the notice provisions hereof not later than ten (10) days after to the execution thereof by the Lessor, the Servicer, the Lessees and the Guarantor. For the avoidance of doubt, the execution and/or delivery of and/or performance under any Affiliate Joinder in Lease, Lease Vehicle Acquisition Schedule, Inter-Lease Reallocation Schedule or Intra-Lease Lessee Transfer Schedule shall not constitute a waiver, alteration, modification, supplement or termination to or of this Agreement.
22.    SURVIVABILITY. In the event that, during the term of this Agreement, any Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by or on behalf of such Lessee.
23.    HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
24.    EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.
25.    ELECTRONIC EXECUTION. This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
26.    LESSEE TERMINATION AND RESIGNATION. With respect to any Lessee except for Hertz, upon such Lessee (the “Resigning Lessee”) delivering irrevocable written notice to the Lessor and Servicer that such Resigning Lessee desires to resign its role as a “Lessee” hereunder (such notice, substantially in the form attached as Exhibit A hereto, a

25

“Lessee Resignation Notice”), such Resigning Lessee shall immediately cease to be a “Lessee” hereunder, and, upon such occurrence, event or condition, the Lessor and Servicer shall be deemed to have released, waived, remised, acquitted and discharged such Resigning Lessee and such Resigning Lessee’s directors, officers, employees, managers, shareholders and members of and from any and all claims, expenses, damages, costs and liabilities arising or accruing in relation to such Resigning Lessee on or after the delivery of such Lessee Resignation Notice to the Lessor and Servicer (the time of such delivery, the “Lessee Resignation Notice Effective Date”); provided that, as a condition to such release and discharge, the Resigning Lessee shall pay to the Lessor all payments due and payable with respect to each Lease Vehicle leased by Resigning Lessee hereunder, including without limitation any payment listed under Sections 4.7.1 and 4.7.2, as applicable to each such Lease Vehicle, as of the Lessee Resignation Notice Effective Date; provided further that, the Resigning Lessee shall return or reallocate all Lease Vehicles at the direction of the Servicer in accordance with Section 2.4; provided further that, with respect to any Resigning Lessee, such Resigning Lessee shall not be released or otherwise relieved under this Section 26 from any claim, expense, damage, cost or liability arising or accruing prior to the Lessee Resignation Notice Effective Date with respect to such Resigning Transferor.
27.    THIRD-PARTY BENEFICIARIES. The parties hereto acknowledge that the Trustee (for the benefit of the Series 2013-G1 Noteholder and its assigns) and the Collateral Agent (for the benefit of the Trustee) and the HVF II Trustee (for the benefit of the HVF II Group I Noteholders) shall be third-party beneficiaries hereunder.

26

IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
LESSOR:
HERTZ VEHICLE FINANCING LLC
By: /s/ R. Scott Massengill .
Name: R. Scott Massengill
Title: Treasurer

Address:    225 Brae Boulevard
        Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746
LESSEE AND SERVICER:
THE HERTZ CORPORATION
By: /s/ R. Scott Massengill .
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

Address:    225 Brae Boulevard
        Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

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Acknowledging its obligations under Section 15 hereof:
NOMINEE:

HERTZ VEHICLES LLC

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President and Treasurer

INTERMEDIARY:

HERTZ CAR EXCHANGE INC.

By:	/s/ Brenton J. Allen
Name: Brenton J. Allen
Title: President

By:	/s/ Kisha A. Holder
Name: Kisha A. Holder
Title: Vice President

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ANNEX A
FORM OF AFFILIATE JOINDER IN LEASE
THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this “Joinder”) is executed as of _______________ ____, 20__ (with respect to this Joinder and the Joining Party) the “Joinder Date”), by ______________, a ____________________________ (“Joining Party”), and delivered to Hertz Vehicle Financing LLC, a Delaware limited liability company (“HVF”), as lessor pursuant to the Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1), dated as of November 25, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among HVF, as Lessor, DTG Operations, as a Lessee, The Hertz Corporation (“Hertz”), a Delaware corporation, as a Lessee, as Servicer and as Guarantor, and those affiliates of Hertz from time to time becoming Lessees thereunder (together with Hertz, the “Lessees”). Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.
R E C I T A L S:
WHEREAS, the Joining Party is a Permitted Lessee; and
WHEREAS, the Joining Party desires to become a “Lessee” under and pursuant to the Lease.
NOW, THEREFORE, the Joining Party agrees as follows:
A G R E E M E N T:
1. The Joining Party hereby represents and warrants to and in favor of HVF and the Trustee that (i) the Joining Party is an Affiliate of Hertz, (ii) all of the conditions required to be satisfied pursuant to Section 12 of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 7 of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.
2. From and after the date hereof, the Joining Party hereby agrees to assume all of the obligations of a “Lessee” under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.
3. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, HVF acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

[Name of Joining Party]

By:_________________________________
Name:___________________________
Title:____________________________

Address: ____________________________
Attention: ___________________________
Telephone: __________________________
Facsimile: ___________________________

Accepted and Acknowledged by:

HERTZ VEHICLE FINANCING LLC

By:________________________________
Name:__________________________
Title:___________________________

THE HERTZ CORPORATION, as GUARANTOR

By:________________________________
Name:__________________________
Title:___________________________

2

EXHIBIT A
FORM OF LESSEE RESIGNATION NOTICE
[_]
[HVF, as Lessor]

[Hertz, as Servicer]

Re: Lessee Termination and Resignation
Ladies and Gentlemen:
Reference is hereby made to the Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1), dated as of November 25, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among HVF, as Lessor, DTG Operations, as a Lessee, The Hertz Corporation (“Hertz”), a Delaware corporation, as a as Servicer and as Guarantor, and those affiliates of Hertz from time to time becoming Lessees thereunder (together with Hertz, the “Lessees”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Lease.
Pursuant to Section 26 of the Lease, [_] (the “Resigning Lessee”) provides HVF, as Lessor, and Hertz, as Servicer, irrevocable, written notice that such Resigning Lessee desires to resign as “Lessee” under the Lease.
Nothing herein shall be construed to be an amendment or waiver of any requirements of the Lease.

[Name of Resigning Lessee]

By:_________________________________
Name:___________________________
Title:____________________________

SCHEDULE I
“10-K Report” has the meaning specified in Section 7.5(a) of the Series 2013-G1 Lease.
“10-Q Report” has the meaning specified in Section 7.5(b) of the Series 2013-G1 Lease.
“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:
(a)    the sum of:
(i)    all Monthly Base Rent with respect to such Lease Vehicle paid or payable under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,
(ii)    the Final Base Rent with respect to such Lease Vehicle paid or payable under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iii)    the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iv)    all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, and
(v)    the Program Vehicle Depreciation Assumption True-Up with respect to such Lease Vehicle, if any, paid or payable under the Series 2013-G1 Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus
(b)    the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable under the Series 2013-G1 Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.
“Additional Lessee” has the meaning specified the Preamble of the Series 2013-G1 Lease.
“Additional Spread Percentage” means, as of any date of determination, the greater of 1.00% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Servicer.
“Advance” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Supplement.
“Advantage Sublease” means that certain Master Motor Vehicle Operating Sublease Agreement, dated as of December 12, 2012, by and between Hertz, as lessor, and Simply Wheelz LLC, a Delaware limited liability company, d/b/a Advantage Rent A Car, as lessee.

“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliate Joinder in Lease” has the meaning specified in Section 12.1 of the Series 2013-G1 Lease.
“Aggregate Group I Principal Amount” has the meaning specified in the HVF II Group I Supplement.
“Alternative Lease Lessee” means any “Lessee” under and as defined in any other Segregated Series Lease.
“Annual Series 2013-G1 Noteholder Tax Statement” has the meaning specified in Section 5.2(a) of the Series 2013-G1 Supplement.
“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2013-G1 Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.
“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2013-G1 Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.
“Authorized Officer” means, as to any Affiliate of Hertz, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of such Affiliate.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.
“Base Indenture” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.
“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.
“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Section 2.1(a) of the Series 2013-G1 Lease: a list of the vehicles such Lessee desires to be made available by the Lessor to such Lessee for lease as “Lease Vehicles”, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Servicer from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Beneficiary” has the meaning specified in the Collateral Agency Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Capitalized Cost” means, as of any date of determination,
(a)    with respect to any Lease Vehicle that is a Series 2013-G1 Non-Program Vehicle as of its Vehicle Operating Lease Commencement Date,
(i)    if such Lease Vehicle was initially purchased as a new vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the lesser of (X) the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle, and (Y) the MSRP of such Lease Vehicle as of the date of such initial purchase, if available;
(ii)    if such Lease Vehicle was initially purchased as a used vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle;
(iii)    if such Lease Vehicle (unless such Lease Vehicle is an Inter-Group Transferred Vehicle) was initially purchased by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the Market Value of such Lease Vehicle as of the date of such Vehicle Operating Lease Commencement Date; and
(iv)    if such Lease Vehicle is an Inter-Group Transferred Vehicle and was initially purchased by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the lesser of (A) the Legacy FMV of such Lease Vehicle and (B) the Legacy NBV of such Lease Vehicle; and
(b)    with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle as of its Vehicle Operating Lease Commencement Date,
(i)    if such Lease Vehicle was initially purchased as a new vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the Maximum Repurchase Price with respect to such Lease Vehicle;

(ii)    if (X) such Lease Vehicle was initially purchased as a used vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party and (Y) no Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2013-G1 Manufacturer Program, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(iii)    if (X) such Lease Vehicle was initially purchased as a used vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party and (Y) Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2013-G1 Manufacturer Program, then the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2013-G1 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the last day of the calendar month prior to the month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs; and
(iv)    if such Lease Vehicle was initially purchased by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the excess of (A) the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2013-G1 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the first day of the calendar month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs over (B) the amount of depreciation scheduled to accrue under the Series 2013-G1 Manufacturer Program for such Lease Vehicle for the calendar month in which such Vehicle Operating Lease Commencement Date occurs, pro rated for the portion of such calendar month occurring from and including such first day of such calendar month to but excluding such Vehicle Operating Lease Commencement Date.
“Casualty” means, with respect to any Series 2013-G1 Eligible Vehicle, that:
(a) such Series 2013-G1 Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b) such Series 2013-G1 Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Operating Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Vehicle as determined by the Servicer, the Nominee Servicer or the Collateral Servicer, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections.
“Collateral Account” means a “Collateral Account” (as such term is defined in Section 2.5(a) of the Collateral Agency Agreement) into which amounts relating to Series 2013-G1 Segregated Vehicle Collateral are deposited pursuant to the terms of the Collateral Agency Agreement.
“Collateral Agency Agreement” means the Fourth Amended and Restated Collateral Agency Agreement, dated as of November 25, 2013, by and among HVF, as grantor, HGI, as grantor, DTG, as grantor, Hertz as grantor and collateral servicer, the Collateral Agent, as secured party, and those various “Additional Grantors”, “Financing Sources” and “Beneficiaries” from time to time party thereto.
“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the Collateral Agency Agreement.
“Collateral Servicer” has the meaning specified in the Collateral Agency Agreement.
“Company Order” and “Company Request” means a written order or request signed in the name of HVF by any one of its Authorized Officers and delivered to the Trustee.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Series 2013-G1 Note is located at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration—Structured Finance, or at any other time at such other address as the Trustee may designate from time to time by notice to the Series 2013-G1 Noteholder and HVF.
“Court” has the meaning specified in Section 2(b) of the Series 2013-G1 Lease.
“Decrease” has the meaning specified in Section 2.4(a) of the Series 2013-G1 Supplement.
“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2013-G1 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:

(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2013-G1 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2013-G1 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2013-G1 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2013-G1 Manufacturer Program for such Lease Vehicle for such date.
“Depreciation Record” has the meaning specified in Section 4.1 of the Series 2013-G1 Lease.
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Date” means, with respect to any Series 2013-G1 Eligible Vehicle:
(i)    if such Series 2013-G1 Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Series 2013-G1 Repurchase Program, the Turnback Date with respect to such Series 2013-G1 Eligible Vehicle;

(ii)    if such Series 2013-G1 Eligible Vehicle was subject to a Series 2013-G1 Guaranteed Depreciation Program and not sold to any third party prior to the Series 2013-G1 Backstop Date with respect to such Series 2013-G1 Eligible Vehicle, the Series 2013-G1 Backstop Date with respect to such Series 2013-G1 Eligible Vehicle;

(iii) if such Series 2013-G1 Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Series 2013-G1 Manufacturer’s Series 2013-G1 Manufacturer Program) the date on which the proceeds of such sale are deposited in the Series 2013-G1 Collection Account or the Series 2013-G1 HVF Segregated Exchange Account; and

(iv) if such Series 2013-G1 Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Series 2013-G1 Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.

“Disposition Proceeds” means, with respect to each Series 2013-G1 Non-Program Vehicle, the net proceeds from the sale or disposition of such Series 2013-G1 Non-Program Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to the Series 2013-G1 Lease).

“Dollar” and the symbol “$” mean the lawful currency of the United States.
“DTG” means DTG Operations, Inc., an Oklahoma corporation.
“Due Date” means, with respect to any payment due from a Series 2013-G1 Manufacturer or auction dealer in respect of a Series 2013-G1 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2013-G1 Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Series 2013-G1 Eligible Vehicle.
“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:
(a) was a Series 2013-G1 Program Vehicle as of its Turnback Date,
(b) the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and
(c) the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Series 2013-G1 Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Manufacturer Event of Default, as applicable).
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Series 2013-G1 Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Series 2013-G1 Qualified Institution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Escrow Agent” has the meaning specified in Section 1.01 of the Escrow Agreement.
“Escrow Agreement” means the Third Amended and Restated Escrow Agreement, dated as of the November 25, 2013, among the Escrow Agent, the Intermediary, Hertz, HVF and HGI, as amended, modified or supplemented from time to time in accordance with its terms, or any replacement escrow agreement entered into pursuant to Section 5.01(e) of such escrow agreement (or the comparable provision of a replacement escrow agreement).
“Estimation Period” means, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle with respect to which the applicable depreciation charge set forth in the related Series 2013-G1 Manufacturer Program for such Lease Vehicle has not been recorded in the Lessor’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Series 2013-G1 Program Vehicle therein, the period commencing on such Lease

Vehicle’s Vehicle Operating Lease Commencement Date and terminating on the date such applicable depreciation charge has been recorded in the Lessor’s or its designee’s computer systems and applied to such Series 2013-G1 Program Vehicle therein.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
(c)    the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Exchange Act” means the Securities Exchange Act of 1934.
“Exchanges” has the meaning specified in the Master Exchange Agreement.
“FDIC” means the Federal Deposit Insurance Corporation.
“Final Base Rent” has the meaning specified in Section 4.3 of the Series 2013-G1 Lease.
“Financial Assets” has the meaning specified in Section 4.1(a) of the Series 2013-G1 Supplement.
“Financing Source” has the meaning specified in the Collateral Agency Agreement.
“Fitch” means Fitch Ratings, Inc.
“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2013-G1 Lease and is subject and subordinate in all respects to the Series 2013-G1 Lease;

(b)
requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;

(c)	other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)	does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Termination Date with respect to such Lease Vehicle under the Series 2013-G1 Lease;

(e)
limits such franchisee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the franchisee’s course of business);

(f)
requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(g)	prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(h)
contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2013-G1 Lease;

(i)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(j)
contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group I Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(k)	states that such sublease shall terminate upon the termination of the Series 2013-G1 Lease; and

(l)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of the applicable franchisee’s daily car rental business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“Grantor Supplement” has the meaning specified in the Collateral Agency Agreement.
“Guaranteed Obligations” has the meaning specified in Section 11.1 of the Series 2013-G1 Lease.
“Guarantor” has the meaning specified in the Preamble of the Series 2013-G1 Lease.
“Guaranty” has the meaning specified in Section 11.1 of the Series 2013-G1 Lease.
“HERC” means Hertz Equipment Rental Corporation, a wholly owned subsidiary of Hertz.
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz Vehicles LLC” means Hertz Vehicles LLC, a Delaware limited liability company.
“HGI” means Hertz General Interest LLC, a Delaware limited liability company.
“HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company.
“HVF II” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.
“HVF II Agreements” means the HVF II Group I Indenture, the HVF II Group I Series Supplements and any other agreements relating to the issuance of any HVF II Series of Group I Notes to which HVF II is a party.
“HVF II Aggregate Group I Leasing Company Note Principal Amount” means “Aggregate Group I Leasing Company Note Principal Amount” as defined in the HVF II Group I Supplement.
“HVF II Aggregate Group I Principal Amount” means “Aggregate Group I Principal Amount” as defined in the HVF II Group I Supplement.
“HVF II Amortization Event” means, with respect to any HVF II Series of Group I Notes, an “Amortization Event” as defined in the HVF II Group I Supplement or the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes.
“HVF II Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Base Indenture” shall not include any “Group Supplement” (as defined in the HVF II Base Indenture) or “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II Group I Aggregate Asset Amount Deficiency” means “Group I Aggregate Asset Amount Deficiency” as defined in the HVF II Group I Supplement.
“HVF II Group I Collection Account” means the “Group I Collection Account” as defined in the HVF II Group I Supplement.
“HVF II Group I Indenture” means the HVF II Base Indenture together with the HVF II Group I Supplement.

“HVF II Group I Leasing Company Note” means “Group I Leasing Company Note” as defined in the HVF II Group I Supplement.
“HVF II Group I Liquidation Event” means any one of the events with respect to any HVF II Series of Group I Notes defined as a “Group I Liquidation Event” in the related HVF II Group I Series Supplement.
“HVF II Group I Noteholder” means “Group I Noteholder” as defined in the HVF II Group I Supplement.
“HVF II Group I Notes” means “Group I Notes” as defined in the HVF II Group I Supplement.
“HVF II Group I Rating Agency Condition” means “Rating Agency Condition” as defined in the HVF II Group I Supplement.
“HVF II Group I Required Noteholders” means “Group I Required Noteholders” as defined in the HVF II Group I Supplement.
“HVF II Group I Series Supplement” means a supplement to the HVF II Group I Supplement complying (to the extent applicable) with the terms of Section 2.3 of the HVF II Group I Supplement pursuant to which an HVF II Series of Group I Notes is issued.
“HVF II Group I Supermajority Noteholders” means “Group I Supermajority Noteholders” as defined in the HVF II Group I Supplement.
“HVF II Group I Supplement” means that certain HVF II Group I Supplement, dated as of November 25, 2013 by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Group I Supplement” shall not include any “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II Potential Amortization Event” means, with respect to any HVF II Series of Group I Notes, a “Potential Amortization Event” as defined in the HVF II Group I Supplement or the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes.
“HVF II Principal Amount” means “Principal Amount” as defined in the HVF II Group I Supplement.
“HVF II Required Series Noteholders” means “Required Series Noteholders” as defined in the HVF II Group I Supplement.
“HVF II Requisite Group I Investors” means “Requisite Group I Investors” as defined in the HVF II Group I Supplement.
“HVF II Series of Group I Notes” means each HVF II Series of Group I Notes issued and authenticated pursuant to the HVF II Group I Indenture and the applicable HVF II Group I Series Supplement.
“HVF II Trustee” means the “Trustee” under and as defined in the HVF II Base Indenture.
“HVF POA Revocation Party” has the meaning specified in the Nominee Agreement.

“HVF Series 2009-1 Supplement” means that certain Series Supplement to the Base Indenture, dated as of October 25, 2012, by and between HVF and the Trustee, without giving effect to any amendments, modifications or supplements entered into after October 25, 2012.
“Ineligible Vehicle” means, as of any date of determination, a passenger automobile, van or light-duty truck that is owned by HVF and leased by HVF to any Lessee pursuant to the Series 2013-G1 Lease that is not a Series 2013-G1 Eligible Vehicle as of such date.
“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly dollar amount), if any, for such Lease Vehicle reasonably estimated by the Lessor (or its designee) as of such date.
“Inspection Period” has the meaning specified in Section 2.1(d) of the Series 2013-G1 Lease.
“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Operating Lease Commencement Date, was owned by HVF and leased by HVF to an Affiliate thereof pursuant to a lease other than the Series 2013-G1 Lease.
“Inter-Lease Reallocation Schedule” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.
“Inter-Lease Vehicle Reallocation” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.
“Inter-Lease Vehicle Reallocation Effective Date” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange Agreement.
“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Section 2.2(b) of the Series 2013-G1 Lease.
“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.
“Issuer’s Share” means with respect to the Series 2013-G1 Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the outstanding principal of such Series 2013-G1 Note and the denominator of which is equal to the aggregate outstanding principal amount of all HVF II Group I Leasing Company Notes, each as of such date of determination.
“Joinder” has the meaning specified in Annex A of the Series 2013-G1 Lease.
“Joinder Date” has the meaning specified in Annex A of the Series 2013-G1 Lease.
“Lease Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to the Series 2013-G1 Lease:

(i)    a material adverse effect on the ability of such party to perform its obligations under the Series 2013-G1 Lease, the Series 2013-G1 Supplement or the Collateral Agency Agreement (solely as the Collateral Agency Agreement applies to the Series 2013-G1 HVF Segregated Liened Vehicle Collateral granted thereunder);
(ii)    a material adverse effect on the Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Series 2013-G1 Collateral;
(iii)    a material adverse effect on the validity or enforceability of the Series 2013-G1 Lease; or
(iv)    a material adverse effect on the validity, perfection or priority of the lien of the Trustee in the Series 2013-G1 Indenture Collateral or of the Collateral Agent in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral (other than in an immaterial portion of the Series 2013-G1 HVF Segregated Liened Vehicle Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Series 2013-G1 Permitted Lien.
“Lease Vehicle Acquisition Schedule” has the meaning specified in Section 2.1(c) of the Series 2013-G1 Lease.
“Lease Vehicle Buyout Price” has the meaning specified in Section 2.3 of the Series 2013-G1 Lease.
“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Section 2.1(d) of the Series 2013-G1 Lease and (ii) as of such date the Vehicle Operating Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Operating Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VOLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a “Lease Vehicle” (notwithstanding the occurrence of such Vehicle Operating Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VOLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Operating Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.
“Legacy FMV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the “Third-Party Market Value” (as defined in the HVF Series 2009-1 Supplement) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date.
“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the excess of (a) the “Net Book Value” (as defined in the Base Indenture) of such Inter-

Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date over (b) the sum of all Depreciation Charges (as defined in the Base Indenture) that accrued with respect to such Inter-Group Transferred Vehicle during the period (x) commencing on the later of the first day of the calendar month in which its Vehicle Operating Lease Commencement Date occurred and its “Vehicle Operating Lease Commencement Date” (as defined in the Base Indenture and with respect to the lease pursuant to which such Lease Vehicle was leased by HVF immediately prior to its Vehicle Operating Lease Commencement Date under the Series 2013-G1 Lease) and (y) ending on and including the day immediately preceding its Vehicle Operating Lease Commencement Date.
“Legal Final Payment Date” shall be the one (1) year anniversary of the Series 2013-G1 Commitment Termination Date.
“Lessee” means each of Hertz, DTG and each Additional Lessee, in each case in its capacity as a lessee under the Series 2013-G1 Lease.
“Lessee Resignation Notice” has the meaning specified in Section 26 of the Series 2013-G1 Lease.
“Lessee Resignation Notice Effective Date” has the meaning specified in Section 26 of the Series 2013-G1 Lease.
“Lessor” means HVF, in its capacity as the lessor under the Series 2013-G1 Lease.
“LIBOR Rate” means, with respect to amounts due and unpaid under the Series 2013-G1 Lease, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) as the rate for dollar deposits with a one-month maturity that is effective on the date that such amounts are due and unpaid under the Series 2013-G1 Lease.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Lease Vehicle that is being rented (as of such date) to any third-party customer of any Lessee, which interest or right secures payment or performance of any obligation of such third-party customer.
“LKE 2.02 Trigger Event” means the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day on which an HVF II Potential Amortization Event or HVF II Amortization Event, in each case with respect to any HVF II Series of Group I Notes, is continuing.
“LKE 3.01 Trigger Event” means (a) with respect to Section 3.01(a)(ii) of the Master Exchange Agreement, the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day, and (b) with respect to Section 3.01(a)(iv) of the Master Exchange Agreement, the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day on which an HVF II Potential

Amortization Event or HVF II Amortization Event, in each case with respect to any HVF II Series of Group I Notes, is continuing.
“LKE 3.04 Trigger Event” means the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day on which an HVF II Potential Amortization Event or HVF II Amortization Event, in each case with respect to any HVF II Series of Group I Notes, is continuing.
“LKE 7.01 Trigger Event” means an HVF II Amortization Event with respect to any HVF II Series of Group I Notes.
“Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.
“Market Value” means, with respect to each Series 2013-G1 Eligible Vehicle, as of any date of determination during a calendar month:
(a) if the Market Value Procedures with respect to such Series 2013-G1 Eligible Vehicle have been completed for such month as of such date, then

(i)	the Monthly NADA Mark, if any, for such Series 2013-G1 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures;

(ii)
if, pursuant to the Market Value Procedures, no Monthly NADA Mark for such Series 2013-G1 Eligible Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Series 2013-G1 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and

(iii) if, pursuant to the Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Series 2013-G1 Eligible Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Market Value Procedures or (B) such Series 2013-G1 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Servicer’s reasonable estimation of the fair market value of such Series 2013-G1 Eligible Vehicle as of such date of determination; and

(b)	until the Market Value Procedures have been completed for such calendar month:

(i)
if such Series 2013-G1 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and

(ii)
if such Series 2013-G1 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Servicer’s reasonable estimation of the fair market value of such Series 2013-G1 Eligible Vehicle as of such date of determination.

“Market Value Procedures” means, with respect to each calendar month and a Series 2013-G1 Non-Program Vehicle that experienced its Vehicle Operating Lease Commencement Date p rior to the first day of such calendar month and with respect to a Series 2013-G1 Program Vehicle for which a Market Value is required to be known during such calendar month pursuant to the Series 2013-G1 Related Documents, on or prior to the Determination Date for such calendar month:

(a)	HVF shall make one attempt (or cause the Series 2013-G1 Administrator to make one attempt) to obtain a Monthly NADA Mark for each such Series 2013-G1 Eligible Vehicle, and

(b)
if no Monthly NADA Mark was obtained for any such Series 2013-G1 Eligible Vehicle described in clause (a) above upon such attempt, then HVF shall make one attempt (or cause the Series 2013-G1 Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Series 2013-G1 Eligible Vehicle.

“Master Exchange Agreement” means the Third Amended and Restated Master Exchange Agreement, dated as of November 25, 2013, among Hertz, HVF, HGI, the Intermediary and DB Services Americas, Inc.
“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.
“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle as of such date, the Series 2013-G1 Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Series 2013-G1 Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Series 2013-G1 Manufacturer Program, (ii) the Series 2013-G1 Excess Damage Charges and Series 2013-G1 Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all other applicable requirements for return (including the return) of such Lease Vehicles under such Series 2013-G1 Manufacturer Program have been complied with.
“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle as of such date, the date determined based on the terms of the related Series 2013-G1 Manufacturer Program, assuming compliance with all of the applicable requirements of such Series 2013-G1 Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Series 2013-G1 Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Series 2013-G1 Manufacturer Program is first reduced by the passage of time.
“Monthly Base Rent” has the meaning specified in Section 4.2 of the Series 2013-G1 Lease.
“Monthly Blackbook Mark” means, with respect to any Series 2013-G1 Eligible Vehicle, as of any date Black Book obtains market values that it intends to return to HVF (or the Series 2013-G1 Administrator on HVF’s behalf), the market value of such Series 2013-G1 Eligible Vehicle for the model class and model year of such Series 2013-G1 Eligible Vehicle based on the average equipment and the average mileage of each Series 2013-G1 Eligible Vehicle of such model class and model year, as quoted in the Blackbook Guide most recently available as of such date.
“Monthly Casualty Report” has the meaning specified in Section 4.6 of the Series 2013-G1 Lease.
“Monthly NADA Mark” means, with respect to any Series 2013-G1 Eligible Vehicle, as of any date NADA obtains market values that it intends to return to HVF (or the Series 2013-G1 Administrator on HVF’s behalf), the market value of such Series 2013-G1 Eligible Vehicle for the model class and model year of such Series 2013-G1 Eligible Vehicle, based on the average equipment and the average mileage of each vehicle of such model class and model year as quoted in the NADA Guide most recently available as of such date.
“Monthly Servicing Fee” has the meaning specified in Section 6.4 of the Series 2013-G1 Lease.
“Monthly Variable Rent” has the meaning specified in Section 4.5 of the Series 2013-G1 Lease.
“Moody’s” means Moody’s Investors Service.
“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.
“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.
“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the (i) Capitalized Cost of such Lease Vehicle minus (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date.
“New York UCC” means the UCC in effect in the State of New York.
“Nominee” means the party named as such in the Nominee Agreement.
“Nominee Agreement” means the Third Amended and Restated Vehicle Title Nominee Agreement, dated as of November 25, 2013, by and among Hertz Vehicles LLC, HGI, HVF, Hertz, the Collateral Agent and those various “Nominating Parties” from time to time party thereto.
“Nominee-Servicer” has the meaning specified in the Nominee Agreement.
“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2013-G1 Lease and is subject and subordinate in all respects to the Series 2013-G1 Lease;

(b)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2013-G1 Lease;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
limits such sublessee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the sublessee’s course of business);

(e)
requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(f)	prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(g)
contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2013-G1 Lease;

(h)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(i)
contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group I Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(j)	states that such sublease shall terminate upon the termination of the Series 2013-G1 Lease; and

(k)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of such Person’s daily car rental business.
“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Series 2013-G1 Non-Program Vehicle as of its Vehicle Operating Lease Expiration Date, (b) the Vehicle Operating Lease Expiration Date for which occurred during the Related Month with respect to such Payment Date, (c) the Vehicle Operating Lease Expiration Date for which did not occur due to a sale by HVF pursuant to the Lease or the Purchase Agreement, and (d) that did not become a Casualty, an Ineligible Vehicle or a Reallocated

Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Series 2013-G1 Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Series 2013-G1 Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.
“Nonconforming Lease Vehicle” means any vehicle made available for lease by the Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.
“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
“Note Register” means the register of the Series 2013-G1 Note maintained by the Registrar.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.
“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.
“Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2013-G1 Lease.
“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.
“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to Hertz or any Affiliate thereof. For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.
“Other Segregated Series of Notes” means all Segregated Series of Notes other than the Series 2013-G1 Note.
“Outstanding” means with respect to the Series 2013-G1 Note, the Series 2013-G1 Notes theretofore authenticated and delivered under the Base Indenture and the Series 2013-G1 Supplement.
“Past Due Amounts” means, with respect to any Series 2013-G1 Manufacturer, the amount that such Series 2013-G1 Manufacturer shall have failed to pay when due under such Series 2013-G1 Manufacturer’s Series 2013-G1 Manufacturer Program with respect to a Series 2013-G1 Eligible Vehicle turned in to such Series 2013-G1 Manufacturer with respect to which such failure shall have continued for more than one hundred twenty (120) days following the Due Date.
“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.
“Permitted Lessee” has the meaning specified in Section 12 of the Series 2013-G1 Lease.

“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Stock Secured Party with respect to any of the SPV Issuer Equity.
“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.
“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Operating Lease Event of Default.
“Pre-VOLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Series 2013-G1 Program Vehicle as of the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle and was not, prior to such Vehicle Operating Lease Commencement Date, leased by Hertz or any Affiliate thereof to Hertz or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Series 2013-G1 Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Operating Lease Commencement Date over (ii) all payments in respect of clause (i) made by the Lessee to the Lessor pursuant to Section 4.7.1 of the Series 2013-G1 Lease or Section 4.9 of the Series 2013-G1 Lease on or prior to such date and (b) any other Lease Vehicle, zero.

“Principal Amount” means, with respect to the Series 2013-G1 Note, the “Series 2013-G1 Principal Amount”.
“Program Vehicle” means a Series 2013-G1 Program Vehicle.
“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:
(i) any Lease Vehicle (x) that was a Series 2013-G1 Program Vehicle as of the Vehicle Operating Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:
(a) an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Series 2013-G1 Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Servicer during such period; minus
(b) the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and
(ii) any other Lease Vehicle, zero.
“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Series 2013-G1 Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Series 2013-G1 Excess Damage Charges and Series 2013-G1 Excess Mileage Charges with respect to such Lease Vehicle, if any.
“Purchase Agreement” means the Master Purchase and Sale Agreement, dated as of November 25, 2013, by and among Hertz, HGI, HVF and those various “New Transferors” from time to time party thereto.
“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.
“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.
“Rating Agency” means, with respect to any HVF II Series of Group I Notes, any “Rating Agency” as defined in the applicable HVF II Group I Series Supplement.
“Rating Agency Condition” means all Series-Specific Rating Agency Conditions.
“RCFC” means Rental Car Finance Corp., an Oklahoma corporation (for the avoidance of doubt, including its successors by operation of a statutory conversion to a limited liability company).

“RCFC Nominee Agreement” means the executed agreement substantively in the form attached as Exhibit E to the Series 2013-G1 Supplement.
“RCFC Nominee Applicability Period” means the period commencing on and including the RCFC Nominee Trigger Date and ending on and including the date immediately preceding the RCFC Nominee Sunset Date.

“RCFC Nominee Non-Qualified Period” means the period commencing on and including the RCFC Nominee Trigger Date and ending on and including the date immediately preceding the RCFC Nominee Qualification Date.

“RCFC Nominee Qualification Date” means the first date to occur following the RCFC Nominee Trigger Date on which fewer than 500 Vehicles are titled in the name of RCFC pursuant to the RCFC Nominee Agreement.

“RCFC Nominee Sunset Date” means the first date to occur following the RCFC Nominee Trigger Date on which no Vehicle is titled in the name of RCFC pursuant to the RCFC Nominee Agreement.

“RCFC Nominee Trigger Date” means the first date on which (i) the RCFC Nominee Agreement has been executed, (ii) the organizational documents of RCFC have been revised to be substantially in the form attached as Exhibit F to the Series 2013-G1 Supplement, (iii) HVF has delivered or caused to be delivered to the Trustee an Opinion of Counsel stating that RCFC would not be substantively consolidated with any immediate and direct parent (as of such date) of RCFC as a result of an Event of a Bankruptcy with respect to any such parent, (iv) RCFC has delivered to HVF and the Trustee a written acknowledgment of RCFC’s obligations under Section 15 of the Series 2013-G1 Lease, (v) an Authorized Officer of HVF has certified in writing to the Trustee that RCFC has no Indebtedness outstanding (other than any contingent indemnification obligations to financing parties under the RCFC Securitization Documents that by their terms survive the termination thereof), (vi) an Authorized Officer of HVF has certified in writing to the Trustee that RCFC is not subject to any Liens (other than Permitted Liens) and, together with such certification, has delivered UCC lien search results in its jurisdiction of incorporation consistent with such certification, and (vii) RCFC shall have delivered or caused to be delivered to the Trustee an Opinion of Counsel stating that a United States court of appropriate jurisdiction would determine that only bare legal title in the vehicles titled in the name of RCFC pursuant to the RCFC Nominee Agreement, as opposed to any beneficial economic interest in such vehicles, would become property of RCFC’s bankruptcy estate if RCFC were to become a debtor under the Bankruptcy Code.

“RCFC Nominee-Servicer” means the “Nominee-Servicer” as defined in the RCFC Nominee Agreement.
“RCFC POA Revocation Party” means the “POA Revocation Party” as defined in the RCFC Nominee Agreement.
“RCFC Securitization Documents” means the amended and restated base indenture dated as of February 14, 2007 between RCFC, as issuer and Deutsche Bank Trust Company Americas, as trustee, as amended through the RCFC Nominee Trigger Date, together with each series supplement thereunder.

“Reallocating Lessee” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.
“Reallocated Vehicle” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.
“Redesignation to Non-Program Amount” has the meaning specified in Section 2.5(e) of the Series 2013-G1 Lease.
“Redesignation to Program Amount” has the meaning specified in Section 2.5(f) of the Series 2013-G1 Lease.
“Rejection Date” has the meaning specified in Section 2.1(d) of the Series 2013-G1 Lease.
“Rejected Vehicle” has the meaning specified in Section 2.1(d) of the Series 2013-G1 Lease.
“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month and (ii) with respect to any other date, the calendar month in which such date occurs; provided, however, that with respect to the preceding clause (i), the initial Related Month shall be the period from and including the Series 2013-G1 Closing Date to and including the last day of the calendar month in which the Series 2013-G1 Closing Date occurs.
“Relinquished Property Rights” has the meaning specified in Section 4.1(a) of the Series 2013-G1 Supplement.
“Relinquished Property Subject to Liability” has the meaning specified in the Master Exchange Agreement.
“Rent” means Base Rent and Monthly Variable Rent, collectively.
“Reportable Event” has the meaning specified in Title IV of ERISA.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such

HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Stock Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:
(a) prior to the date that is one year and one day after the payment in full of all of the Series 2013-G1 Note Obligations,
(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against HVF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of HVF and
(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that HVF be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of HVF as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to HVF, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by HVF to any Person as other than a “true lease”;
(b) upon the transfer by Hertz or any of its Subsidiaries (other than HVF or any other special purpose subsidiary of Hertz) of securitization assets to HVF or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);
(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause HVF to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Series 2013-G1 Related Document or to be unable to make any representation in any such document;
(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by HVF other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by HVF from lawful sources and in accordance with the Series 2013-G1 Related Documents and the rights of a member of HVF; and
(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Trustee, the Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “BBB-” from S&P.
“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.
“Resigning Lessee” has the meaning specified in Section 26 of the Series 2013-G1 Lease.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission.
“Securities Intermediary” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.
“Segregated Note” means one or more segregated Series of Rental Car Asset Backed Notes.
“Segregated Noteholder” means the Person in whose name a Segregated Note is registered in the Note Register.
“Segregated Series 2013-G1 Documents” means each Series 2013-G1 Related Document relating solely to the Series 2013-G1 Note or the Series 2013-G1 Collateral.
“Segregated Series Lease” means any lease relating to a Segregated Series of Notes, between HVF, as lessor thereunder, and Hertz, as lessee and as servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.
“Segregated Series of Notes” or “Segregated Series” means each Series of Segregated Notes issued and authenticated pursuant to the Base Indenture and the applicable Segregated Series Supplement.
“Segregated Series Supplement” means any series supplement relating to a Segregated Series of Notes.
“Series 2013-G1 Administration Agreement” means the Administration Agreement, dated as of the Series 2013-G1 Closing Date, by and among the Series 2013-G1 Administrator, HVF and the Trustee.
“Series 2013-G1 Administrator” means Hertz, in its capacity as the administrator under the Series 2013-G1 Administration Agreement.
“Series 2013-G1 Administrator Default” means any of the events described in Section 9(b) of the Series 2013-G1 Administration Agreement.
“Series 2013-G1 Advance Rate” means 95%.
“Series 2013-G1 Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:
(i)    the aggregate Net Book Value of all Series 2013-G1 Eligible Vehicles as of such date;
(ii)    the aggregate amount of all Series 2013-G1 Manufacturer Receivables as of such date;
(iii)    the Series 2013-G1 Cash Amount as of such date; and

(iv)    the Series 2013-G1 Due and Unpaid Lease Payment Amount as of such date.

“Series 2013-G1 Amortization Events” has the meaning specified in Section 10.1 of the Series 2013-G1 Supplement.
“Series 2013-G1 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2013-G1 Principal Amount as of such date divided by the Series 2013-G1 Advance Rate.
“Series 2013-G1 Backstop Date” means, with respect to any Series 2013-G1 Program Vehicle subject to a Series 2013-G1 Guaranteed Depreciation Program that has been turned back under such Series 2013-G1 Guaranteed Depreciation Program, the date on which the Series 2013-G1 Manufacturer of such Series 2013-G1 Program Vehicle is obligated to purchase such Series 2013-G1 Program Vehicle in accordance with the terms of such Series 2013-G1 Guaranteed Depreciation Program.
“Series 2013-G1 Carrying Charges” means, for any Payment Date, without duplication, the sum of:

(a)
the product of (i) the Series 2013-G1 Percentage and (ii) all fees, expenses and other amounts payable by HVF to the Trustee under the Base Indenture or to a Qualified Intermediary under the Master Exchange Agreement,

(b)	the Monthly Servicing Fee payable by HVF to the Servicer pursuant to the Series 2013-G1 Lease on such Payment Date,

(c)	all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the issuance of the Series 2013-G1 Note,

(d)	all fees, expenses and other amounts payable by HVF under the Segregated Series 2013-G1 Documents,

(e)
the product of (i) all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents (other than any Related Documents relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) and (ii) the Series 2013-G1 Percentage, and

(f)	any accrued Series 2013-G1 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).
“Series 2013-G1 Cash Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to any of the Series 2013-G1 Collection Account or any Series 2013-G1 HVF Segregated Exchange Account.
“Series 2013-G1 Closing Date” means November 25, 2013.
“Series 2013-G1 Collateral” means the Series 2013-G1 HVF Segregated Vehicle Collateral and the Series 2013-G1 Indenture Collateral.
“Series 2013-G1 Collateral Agreements” means, the Series 2013-G1 Lease, the Series 2013-G1 Supplemental Documents, the Purchase Agreement, the Series 2013-G1 Administration

Agreement , the Nominee Agreement, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, the Master Exchange Agreement, the Escrow Agreement and, as of any date during the RCFC Nominee Applicability Period, the RCFC Nominee Agreement.
“Series 2013-G1 Collections” means all payments on or in respect of the Series 2013-G1 Collateral.
“Series 2013-G1 Collection Account” has the meaning specified in Section 6.1(a) of the Series 2013-G1 Supplement.
“Series 2013-G1 Collection Account Collateral” has the meaning specified in Section 4.1(a)(ii) of the Series 2013-G1 Supplement.
“Series 2013-G1 Commitment Termination Date” means November 25, 2043 or such other date as the parties hereto may agree in writing.
“Series 2013-G1 Daily Collection Report” has the meaning specified in Section 6.1(a) of the Series 2013-G1 Supplement.
“Series 2013-G1 Daily Interest Amount” means, for any day in a Series 2013-G1 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2013-G1 Note Rate for such Series 2013-G1 Interest Period and (ii) the Series 2013-G1 Principal Amount as of the close of business on such date divided by (b) 30.
“Series 2013-G1 Deficiency Amount” has the meaning specified in Section 7.2 of the Series 2013-G1 Supplement.
“Series 2013-G1 Deposit Date” has the meaning specified in Section 7.1 of the Series 2013-G1 Supplement.
“Series 2013-G1 Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of all amounts known by the Servicer to be due and payable by the Lessees to HVF on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Series 2013-G1 Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Lessees to HVF pursuant to Section 4.7 of the Series 2013-G1 Lease.
“Series 2013-G1 Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by HVF and leased by HVF to any Lessee pursuant to the Series 2013-G1 Lease:
(i)    that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;

(ii)    the Certificate of Title for which is in the name of:

(a)	HVF (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

(b)	the Nominee, as nominee titleholder for HVF (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling); or

(c)
on any date on or after the RCFC Nominee Trigger Date, RCFC, as nominee titleholder for HVF (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

(iii)     that is owned by HVF free and clear of all Liens (other than Series 2013-G1 Permitted Liens);

(iv) that is designated on the Collateral Servicer’s computer systems as leased under such Series 2013-G1 Lease in accordance with the Collateral Agency Agreement; and

(v)    that, if purchased by HVF pursuant to the Purchase Agreement, was purchased by HVF from HGI.

“Series 2013-G1 Eligible Vehicle Operating Lease Commencement Date” means “Vehicle Operating Lease Commencement Date” as such term is defined in the Series 2013-G1 Lease.
“Series 2013-G1 Excess Damage Charges” means, with respect to any Series 2013-G1 Program Vehicle, the amount charged or deducted from the Series 2013-G1 Repurchase Price by the Manufacturer of such Series 2013-G1 Eligible Vehicle due to:
(a)    damage over a prescribed limit,

(b)    if applicable, damage not subject to a prescribed limit, and

(c)    missing equipment, in each case, with respect to such Series 2013-G1 Eligible Vehicle at the time that such Series 2013-G1 Eligible Vehicle is turned back to such Manufacturer or its agent under the applicable Series 2013-G1 Manufacturer Program.

“Series 2013-G1 Excess Mileage Charges” means, with respect to any Series 2013-G1 Program Vehicle, the amount charged or deducted from the Series 2013-G1 Repurchase Price, by the Manufacturer of such Series 2013-G1 Eligible Vehicle due to the fact that such Series 2013-G1 Eligible Vehicle has mileage over a prescribed limit at the time that such Series 2013-G1 Eligible Vehicle is turned back to such Manufacturer or its agent pursuant to the applicable Series 2013-G1 Manufacturer Program.
“Series 2013-G1 Exchange Account Amounts” means the amount of cash and Series 2013-G1 Permitted Investments on deposit in any Series 2013-G1 HVF Segregated Exchange Account as of the applicable date of determination.
“Series 2013-G1 Excluded Payments” means
(a)    all incentive payments payable by a Manufacturer to purchase Series 2013-G1 Eligible Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2013-G1 Program Vehicles outside of the related Series 2013-G1 Manufacturer Program),

(b)    all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles,

(c)    all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2013-G1 Eligible Vehicle is paid;

(d)    all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of HVF on the Series 2013-G1 Eligible Vehicles; and

(e)    all amounts payable by a Manufacturer in connection with marketing assistance related to any Series 2013-G1 Program Vehicle.

“Series 2013-G1 Financing Source and Beneficiary Supplement” means the Financing Source and Beneficiary Supplement to the Collateral Agency Agreement, dated as of November 25, 2013, by and among HVF, HVF II, the HVF II Trustee and the Collateral Agent.
“Series 2013-G1 General Intangibles Collateral” means HVF’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Sections 4.1(i) and (v) of the Series 2013-G1 Supplement.
“Series 2013-G1 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to:
(a)    facilitate the sale of Series 2013-G1 Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period (or, if not sold during such period, repurchase such Series 2013-G1 Eligible Vehicles); and

(b)    pay the excess, if any, of the guaranteed payment amount (for the avoidance of doubt, net of any applicable excess mileage or excess damage charges) with respect to any such Series 2013-G1 Eligible Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the proceeds realized from such sale as calculated in accordance with such guaranteed depreciation program.

“Series 2013-G1 HVF Segregated Exchange Account” means any HVF Segregated Exchange Account that receives funds relating to Relinquished Property Proceeds and Relinquished Property Subject to Liability from a Series 2013-G1 Eligible Vehicle. Each such Series 2013-G1 HVF Segregated Exchange Account shall receive funds relating solely to the Series 2013-G1 Collateral.
“Series 2013-G1 HVF Segregated Liened Vehicle Collateral” means, as of any date of determination, the Series 2013-G1 HVF Segregated Vehicle Collateral other than the Series 2013-G1 Non-Liened Vehicle Collateral as of such date.
“Series 2013-G1 HVF Segregated Non-Liened Vehicle Collateral” means, as of any date of determination, the portion of the Series 2013-G1 HVF Segregated Vehicle Collateral that has been designated by the Collateral Servicer as of such date as “Non-Liened Collateral” (as defined in the Collateral Agency Agreement) in accordance with the Collateral Agency Agreement.
“Series 2013-G1 HVF Segregated Vehicle Collateral” means the Related Master Collateral with respect to The Bank of New York Mellon, acting on behalf of the Series 2013-G1 Noteholder, as a Financing Source pursuant to the Series 2013-G1 Financing Source and Beneficiary Supplement under the Collateral Agency Agreement. The Series 2013-G1 HVF Segregated Vehicle Collateral shall be the HVF Segregated Vehicle Collateral with respect to the Series 2013-G1 Note.
“Series 2013-G1 Indenture Collateral” has the meaning specified in Section 4.1(a) of the Series 2013-G1 Supplement.

“Series 2013-G1 Initial Principal Amount” means the aggregate initial principal amount of the Series 2013-G1 Note, which is $2,350,000,000.00.
“Series 2013-G1 Interest Collections” means on any date of determination all Series 2013-G1 Collections which represent payments of Monthly Variable Rent under the Series 2013-G1 Lease plus any amounts earned on Series 2013-G1 Permitted Investments in the Series 2013-G1 Collection Account that are available for distribution on such date.
“Series 2013-G1 Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2013-G1 Interest Period shall commence on and include the Series 2013-G1 Closing Date and end on and include December 15, 2013.
“Series 2013-G1 Lease” means the Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1), dated as of November 25, 2013, between HVF, as lessor thereunder, each Lessee and Hertz, as servicer and guarantor.
“Series 2013-G1 Lease Payment Default” means the occurrence of any event described in Section 9.1.1 of the Series 2013-G1 Lease.
“Series 2013-G1 Manufacturer” means each Person that has manufactured a Series 2013-G1 Eligible Vehicle.
“Series 2013-G1 Manufacturer Event of Default” means with respect to any Series 2013-G1 Manufacturer:
(i) there shall be Past Due Amounts owing to Hertz, HGI, HVF or the Intermediary with respect to such Series 2013-G1 Manufacturer in an amount equal to or greater than $50,000,000, which amount shall be calculated net of Past Due Amounts (not to exceed $50,000,000 in the aggregate) (A) that are the subject of a good faith dispute as evidenced in writing by Hertz, HGI, HVF or the Series 2013-G1 Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Series 2013-G1 Eligible Vehicles tendered for repurchase under a Series 2013-G1 Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Series 2013-G1 Manufacturer generally of its obligations under such Series 2013-G1 Manufacturer Program or the assertion by such Series 2013-G1 Manufacturer of the invalidity or unenforceability as against it of such Series 2013-G1 Manufacturer Program) and (B) with respect to which Hertz, HGI or HVF, as the case may be, has provided adequate reserves as reasonably determined by such Person;
(ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Series 2013-G1 Manufacturer; provided that, a Series 2013-G1 Manufacturer Event of Default that occurs pursuant to this clause (ii) shall be deemed to no longer be continuing on and after the date such Series 2013-G1 Manufacturer assumes its Series 2013-G1 Manufacturer Program in accordance with the Bankruptcy Code; or
(iii) the termination of such Series 2013-G1 Manufacturer’s Series 2013-G1 Manufacturer Program or the failure of such Series 2013-G1 Manufacturer’s Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program to qualify as a Series 2013-G1 Manufacturer Program.

“Series 2013-G1 Manufacturer Program” means at any time any Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program that is in full force and effect with a Series 2013-G1 Manufacturer and that, in any such case, satisfies the Series 2013-G1 Required Contractual Criteria.
“Series 2013-G1 Manufacturer Receivable” means any amount payable to HVF or the Intermediary by a Series 2013-G1 Manufacturer in respect of or in connection with the disposition of a Series 2013-G1 Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Series 2013-G1 Collateral.
“Series 2013-G1 Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Series 2013-G1 Related Document:
(i)    a material adverse effect on the ability of HVF or any Affiliate of HVF that is a party to any of the Series 2013-G1 Related Documents to perform its obligations under such Series 2013-G1 Related Documents;

(ii)    a material adverse effect on HVF’s ownership interest or beneficial ownership interest, as applicable, in the Series 2013-G1 Collateral or on the ability of HVF to grant a Lien on any after-acquired property that would constitute Series 2013-G1 Collateral; or

(iii)     a material adverse effect on (A) the validity or enforceability of any Series 2013-G1 Related Document or (B) the validity, perfection or priority of the lien of the Trustee in the Series 2013-G1 Indenture Collateral or of the Collateral Agent in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral (other than in an immaterial portion of the Series 2013-G1 HVF Segregated Liened Vehicle Collateral), other than, in each case, a material adverse effect on any such priority arising due to the existence of a Series 2013-G1 Permitted Lien.

“Series 2013-G1 Maximum Principal Amount” means, $15,000,000,000.00, as such amount may be increased or reduced from time to time pursuant to a written agreement between HVF and HVF II; provided that, no reduction shall cause the Series 2013-G1 Maximum Principal Amount to be less than (i) the Series 2013-G1 Principal Amount or (ii) the Aggregate Group I Principal Amount.
“Series 2013-G1 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2013-G1 Daily Interest Amount for each day in the related Series 2013-G1 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-G1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2013-G1 Note Rate).
“Series 2013-G1 Monthly Servicing Certificate” has the meaning specified in Section 5.1(b) of the Series 2013-G1 Supplement.
“Series 2013-G1 Non-Program Vehicle” means, as of any date of determination, a Series 2013-G1 Eligible Vehicle that is not a Series 2013-G1 Program Vehicle as of such date.
“Series 2013-G1 Note” means the Series 2013-G1 Variable Funding Rental Car Asset Backed Note, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

“Series 2013-G1 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by HVF on the Series 2013-G1 Note and all costs, fees and expenses payable by, or obligations of, HVF under the Series 2013-G1 Supplement and/or the Series 2013-G1 Related Documents (other than any portions thereof relating solely to any Series of Indenture Notes other than the Series 2013-G1 Note).
“Series 2013-G1 Note Rate” means, with respect to any Series 2013-G1 Interest Period, the monthly interest rate equal to the sum of:
(a)    1/12 of the Additional Spread Percentage as of the first day of such Series 2013-G1 Interest Period and

(b)    percentage equivalent of a fraction,

(x)    the numerator of which is equal to the product of:
(A)    the sum of:
(1)    the aggregate amount of interest payable by HVF II on any HVF II Series of Group I Notes in respect of such Series 2013-G1 Interest Period on the next succeeding Payment Date (excluding any amounts previously paid pursuant to Section 7.3) of the Series 2013-G1 Supplement,
(2)    all unpaid fees, costs, expenses and indemnities payable by HVF II on or prior to such Payment Date pursuant to the HVF II Group I Notes in respect of all HVF II Series of Group I Notes and any of the other HVF II Agreements (including any amounts payable by HVF II to any Person providing credit enhancement for any HVF II Series of Group I Notes),
(3)    all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of the HVF II Group I Indenture as it relates to any HVF II Series of HVF II Group I Notes and any of the other HVF II Agreements on or prior to such Payment Date, and
(4)    all other operating expenses of HVF II (including any management fees) allocable to all HVF II Series of Group I Notes, including all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of any “Group I Related Document” or “Group I Series Related Document”, in each case, as defined under the HVF II Group I Indenture prior to such Payment Date; and
(B) the Issuer’s Share as of the first day of such Series 2013-G1 Interest Period; and

(y)    the denominator of which is equal to the average daily Series 2013-G1 Principal Amount during such Series 2013-G1 Interest Period; provided, however, that the Series 2013-G1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2013-G1 Note Repurchase Amount” means, as of any Series 2013-G1 Repurchase Date,
(i)    an amount equal to the Series 2013-G1 Principal Amount (determined after giving effect to any payments of principal of and interest on the Series 2013-G1 Note on such Series 2013-G1 Repurchase Date), plus

(ii)    without duplication, any other amounts then due and payable to the holders of such Series 2013-G1 Note.

“Series 2013-G1 Note Repurchase Date” has the meaning specified in Section 11.1 of the Series 2013-G1 Supplement.
“Series 2013-G1 Noteholder” means the Person in whose name a Series 2013-G1 Note is registered in the Note Register.
“Series 2013-G1 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.
“Series 2013-G1 Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2013-G1 Lease.
“Series 2013-G1 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.
“Series 2013-G1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2013-G1 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.
“Series 2013-G1 Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of unsecured obligations;

(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;

(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;

(vi) Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;

(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and

(viii)    any other instruments or securities, if the Rating Agency confirms in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to the Series 2013-G1 Note.

“Series 2013-G1 Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Series 2013-G1 Supplement and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement with respect to the Series 2013-G1 HVF Segregated Liened Vehicle Collateral.
“Series 2013-G1 Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2013-G1 Amortization Event.
“Series 2013-G1 Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2013-G1 Operating Lease Event of Default.
“Series 2013-G1 Principal Amount” means, when used with respect to any date, an amount equal to without duplication, (a) the Series 2013-G1 Initial Principal Amount minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2013-G1 Noteholder on or prior to such date plus (c) the amount of all Advances pursuant to Section

2.1(a) of the Series 2013-G1 Supplement on or prior to such date; provided that, at no time may the Series 2013-G1 Principal Amount exceed the Series 2013-G1 Maximum Principal Amount.
“Series 2013-G1 Principal Collections” means any Series 2013-G1 Collections other than Series 2013-G1 Interest Collections.
“Series 2013-G1 Program Vehicle” means, as of any date of determination, a Series 2013-G1 Eligible Vehicle that is (i) eligible under, and subject to, a Series 2013-G1 Manufacturer Program as of such date and (ii) not designated as a Series 2013-G1 Non-Program Vehicle pursuant to the Series 2013-G1 Lease as of such date.
“Series 2013-G1 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) has the Required Rating and (ii) in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).
“Series 2013-G1 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has the Required Trust Rating.
“Series 2013-G1 Related Documents” means, collectively, the Base Indenture, Series 2013-G1 Supplement, the Series 2013-G1 Note, the Series 2013-G1 Lease, the Purchase Agreement, the Nominee Agreement, the Collateral Agency Agreement, the Indemnification Agreement, the HVF Credit Facility, the LLC Agreement, the Series 2013-G1 Administration Agreement, any other agreements relating to the issuance or the purchase of the Series 2013-G1 Note, the Series 2013-G1 Supplemental Documents, the Master Exchange Agreement and the Escrow Agreement and, as of any date during the RCFC Nominee Applicability Period, the RCFC Nominee Agreement.
“Series 2013-G1 Repurchase Price” with respect to any Series 2013-G1 Program Vehicle:
(i) subject to a Series 2013-G1 Repurchase Program, means the gross price paid or payable by the Manufacturer thereof to repurchase such Series 2013-G1 Program Vehicle pursuant to such Series 2013-G1 Repurchase Program; and
(ii) subject to a Series 2013-G1 Guaranteed Depreciation Program, means the gross amount that the Manufacturer thereof guarantees will be paid to the owner of such Series 2013-G1 Program Vehicle upon the disposition of such Series 2013-G1 Program Vehicle pursuant to such Series 2013-G1 Guaranteed Depreciation Program.
“Series 2013-G1 Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to a third party) Series 2013-G1 Eligible Vehicles manufactured by such Manufacturer or one or more of its Affiliates during a specified period.

“Series 2013-G1 Required Contractual Criteria” means, with respect to any Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Series 2013-G1 Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Series 2013-G1 Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Series 2013-G1 Eligible Vehicle prior to the date that such Series 2013-G1 Eligible Vehicle is submitted for repurchase, minus Series 2013-G1 Excess Mileage Charges with respect to such Series 2013-G1 Eligible Vehicle, minus Series 2013-G1 Excess Damage Charges with respect to such Series 2013-G1 Eligible Vehicle, minus Early Program Return Payment Amounts with respect to such Series 2013-G1 Eligible Vehicle,
(iii) such Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Series 2013-G1 Eligible Vehicle subject thereto after the purchase of such Series 2013-G1 Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to HVF and the Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Series 2013-G1 Required Noteholders” means, with respect to the Series 2013-G1 Note, Series 2013-G1 Noteholders holding in excess of 50% of the aggregate Series 2013-G1 Principal Amount of the Series 2013-G1 Note. The Series 2013-G1 Required Noteholders shall be the “Required Noteholders” (as defined in the Base Indenture) with respect to the Series 2013-G1 Notes.
“Series 2013-G1 Supplement” means the Series Supplement.
“Series 2013-G1 Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to the Series 2013-G1 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Series 2013-G1 Collateral.
“Series of Indenture Notes” means, collectively, each Series of Notes and each Segregated Series of Notes.
“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable series supplement (for the avoidance of doubt, excluding any Segregated Series of Notes).
“Series-Specific Collateral” means collateral that is to be solely for the benefit of the Segregated Noteholders of such Segregated Series of Notes.
“Series-Specific Rating Agency Condition” means, with respect to each HVF II Series of Group I Notes, each “Rating Agency Condition” as defined in the applicable HVF II Group I Series Supplement.

“Series Supplement” has the meaning specified in the Preamble to the Series 2013-G1 Supplement.
“Servicer” has the meaning specified in the Preamble of the Series 2013-G1 Lease.
“Servicer Default” has the meaning specified in Section 9.6 of the Series 2013-G1 Lease.
“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:
(a)    taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behavior that the Servicer or its Affiliates would undertake were the Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the Lessor;
(b)    with respect to the Lessor or any Lessee, would enable the Servicer to cause the Lessor or such Lessee to comply in all material respects with all the duties and obligations of the Lessor or such Lessee, as applicable, under the Series 2013-G1 Lease; and
(c)    with respect to the Lessor or any Lessee, causes the Servicer, the Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor.
“Special Term” means, with respect to any Lease Vehicle titled in any state or commonwealth set forth below, the period specified in the table below opposite such state or commonwealth:

Jurisdiction of Title	Special Term
State of Illinois	One (1) year
State of Iowa	eleven (11) months
State of Maine	eleven (11) months
State of Maryland	180 days
Commonwealth of Massachusetts	eleven (11) months
State of Nebraska	thirty (30) days
State of South Dakota	twenty-eight (28) days
State of Texas	181 days
State of Vermont	eleven (11) months
Commonwealth of Virginia	eleven (11) months
State of West Virginia	thirty (30) days

“SPV Issuer Equity” has the meaning specified in Section 8.12 of the Series 2013-G1 Supplement.
“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.
“Term” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.
“Transferee Lessee” has the meaning specified in Section 2.2(b) of the Series 2013-G1 Lease.
“Transferor Lessee” has the meaning specified in Section 2.2(b) of the Series 2013-G1 Lease.
“Trustee” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.
“Turnback Date” means, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2013-G1 Manufacturer Program.
“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“Vehicle” means a passenger automobile, van or light-duty truck
“Vehicle Funding Date” has the meaning specified in Section 3.1(a) of the Series 2013-G1 Lease.
“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the Series 2013-G1 Lease.
“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1(b) of the Series 2013-G1 Lease.
“Vehicle Term” has the meaning specified in Section 3.1(b) of the Series 2013-G1 Lease or Section 3.1(c) of the Series 2013-G1 Lease, as applicable.
“VIN” means, with respect to a Lease Vehicle, such Lease Vehicle’s vehicle identification number.

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